                                                                   EXHIBIT 10.30




                                COMMERCIAL LEASE


                                 BY AND BETWEEN


                         STREAMLINE, MID-ATLANTIC, INC.
                             A DELAWARE CORPORATION
                                    "TENANT"


                                       AND


                     MANOR CARE, INC. A DELAWARE CORPORATION
                                   "LANDLORD"


                                       AT


                                ARCHIVES BUILDING
                              11555 DARNESTOWN ROAD
                        GAITHERSBURG, MARYLAND 20852-3200
                                   "BUILDING"


                                 LISTING AGENT:


                              JOSEPH A. SUTTON, JR.
                              SENIOR VICE PRESIDENT
                              SCHEER PARTNERS, INC.
                         1700 ROCKVILLE PIKE, SUITE 240
                            ROCKVILLE, MARYLAND 20852
                              PHONE: (301) 770-1430
                              FAX: (301) 468-11.90



                                TABLE OF CONTENTS
Article I.            Definitions and Certain Basic Provisions...................................1
Article II.           Granting Clause............................................................2
Article III.          Rental.....................................................................3
Article IV.           Security Deposit...........................................................7
Article V.            Construction and Acceptance of the Demised
                      Premises...................................................................10
Article VI.           Uses and Care of Demised Premises..........................................11
Article VII.          Landlord's Services........................................................13
Article VIII.         Alterations................................................................15
Article IX.           Landlord's Right of Access and Use.........................................15
Article X.            Signs......................................................................17
Article XI.           Utilities..................................................................17
Article XII.          Indemnity, Public Liability Insurance and Fire
                      and Extended Coverage Insurance............................................18
Article XIII.         Tenant's Insurance and Landlord's Insurance................................18
Article XIV.          Non-Liability for Certain Damages..........................................20
Article XV.           Damage by Casualty.........................................................21
Article XVI.          Eminent Domain.............................................................22
Article XVII.         Assignment and Subletting..................................................23
Article XVIII.        Default by Tenant and Remedies.............................................24
Article XIX.          Landlord's Lien............................................................28
Article XX.           Holding Over...............................................................28
Article XXI.          Subordination; Attornment; and Estoppel....................................28
Article XXII.         Notices....................................................................30
Article XXIII.        Brokers....................................................................30
Article XXIV.         Approval and Changes Required by Lender....................................30
Article XXV.          Parking....................................................................31
Article XXVI.         Waiver of Trial by Jury....................................................31
Article XXVII.        Furnishing of Financial Statements.........................................31
Article XXVIII.       Occupational and Environmental Compliance..................................31
Article XXIX.         Surrender of Demised Premises..............................................33
Article XXX.          Miscellaneous..............................................................34
Article XXXI.         Status as Sublease.........................................................36
Article XXXII.        Attachments................................................................37



                                COMMERCIAL LEASE

         This Lease is entered into this 30th day of June, 1997, by and between the Landlord and the Tenant named below.

ARTICLE I.     DEFINITIONS AND CERTAIN BASIC PROVISIONS.

      1.1.

       (a)  "LANDLORD":                      Manor Care, Inc., a Delaware
                                             corporation

       (b)  "LANDLORD'S ADDRESS":            1155 Darnestown Road
                                             Gaithersburg, Maryland 20852-3200
                                             Attn.:  Facilities Services

       (c)  "TENANT":                        Streamline, Mid-Atlantic, Inc.
                                             a Delaware Corporation

       (d)  "TENANT'S CURRENT ADDRESS":      5110 Ridgefield Road
                                             Suite 413
                                             Bethesda, MD 20816

       (e)  "TENANT'S TRADE NAME":           Not Applicable

       (f)  "TENANT ADDRESS IN BUILDING":    11555 Darnestown Road,
                                             Bay T.B.D., Gaithersburg,
                                             MD 208783200 (or any
                                             other address Landlord
                                             assigns prior to the
                                             Commencement Date).

         (g) "BUILDING": shall refer to the building commonly known as the archives building at the address of 11555 Darnestown Road, Maryland 20878-3200 together with additions and other changes as Landlord may from time to time designate. Landlord reserves the right to assign a different address to the Building prior to the Commencement Date.

         (h) "DEMISED PREMISES": approximately 56,400 rentable square feet, (see Demising Plan, Exhibit A). Substantially measured in accord with outside wall to outside wall and outside wall to middle of demising walls, as appropriate. See
Section 2.1

         (i) "TENANT'S PROPORTIONATE SHARE": 27.92%


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                                      -3-


         (j) "LEASE TERM": The period of time commencing from the Commencement Date, as defined in Section 5.3, and terminating ten (10) years and zero (0) months after such Commencement Date, unless such termination date is other than the last day of a calendar month, in which event this Lease shall terminate on the last day of the calendar month in which such date falls.

         (k) "LEASE YEAR": In the case of the first Lease Year, that period from the Commencement Date to the last day of the twelfth (12th) month following the Commencement Date. Thereafter, "Lease Year" shall mean each successive twelve
(12) month calendar period following the expiration of the first Lease year.

         (l) "TARGET COMMENCEMENT DATE": October 1, 1997. See Section 5.3.

         (m) "ANNUAL BASE RENT": $366,600.00 calculated using a rate of $6.50 per rentable square foot.

         (n) "MONTHLY RENTAL INSTALLMENTS": $30,550.00

         (o) "INITIAL OPERATING EXPENSES": $4,988.37 per month

         (p) "SECURITY DEPOSIT": $30,550.00 in cash; $166,000.00 in Letter of Credit.

         (q) "ADVANCE DEPOSIT": $30,550.00

         (r) "PERMITTED USE": General Office, Distribution, and Storage Uses, but no use outlined in Exhibit J.

         (S) "INITIAL TAX ESCROW PAYMENT": $1,733.37 per month

ARTICLE II.             GRANTING CLAUSE.

         2.1. In consideration of the obligation of Tenant to pay rent and other charges as provided in this Lease and in consideration of the other included terms, covenants and conditions, Landlord demises and Leases to Tenant, and Tenant Leases from Landlord, the Demised Premises as described in ARTICLE I,
SECTION 1.1(h) TO HAVE AND TO HOLD said premises for the Lease Term specified in
ARTICLE I, SECTION 1.1(j), all upon the terms and conditions set forth in this Lease. Landlord expressly reserves the right to change the name of said Building without notice to the Tenant. Prior to the Lease Commencement Date, Landlord's architect at Landlord's expense shall measure the Demised Premises to determine the actual square footage contained in the Demised Premises. The determination of Landlord's architect as to square footage shall in the Demised Premises shall be deemed conclusive and such number shall be used, as applicable, for all matters dependant on the actual square footage of the Demised Premises.

ARTICLE III.            RENTAL.

         3.1. Tenant shall pay to Landlord in monthly installments an amount equal to 1/12 of the Annual Base Rent, in advance on the first day of each month, with the first installment to be paid at the time of signing the Lease. The Annual Base Rent shall be increased each year on the Anniversary Date by three per cent (3%). All Rent (hereinafter defined) shall begin as of the Commencement Date and shall be adjusted proportionately for any partial month at the beginning or end of the Term. All Rent shall be payable without prior notice or demand except as expressly set forth herein, and without offset, deduction or counterclaim, in lawful money of the United States of America, to Landlord at the address set forth on the Lease Summary Sheet or at such other place as Landlord may from time to time designate by written notice.

         3.2. This Lease is what is commonly called a "Net Lease", it being agreed that Landlord shall receive the rent set forth in Article 3 free and clear of any and all impositions, taxes, real estate taxes, liens, charges of any nature whatsoever in connection with the ownership and operation of [lie Premises together with the Building and land associated therewith ("Land"). In addition to the rent reserved in Article 3, Tenant shall pay as Additional Rent its proportionate share as stipulated below of all impositions, taxes, assessments, governmental charges of any kind, insurance premiums, operating charges, maintenance charges, reasonable management fees, expenses, construction costs, and any other costs expenses which arise or may be contemplated to arise under any relevant provisions of this Lease during the term hereof. All such charges, costs and expenses shall constitute additional charges and, upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of the estimated annual cost of its proportionate share of such items. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 3.2 to pay such costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual costs of all such items. If Tenant's total escrow payments are less than Tenant's actual proportionate share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of

Tenant are more than Tenant's actual proportionate share of all such items, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments or return it to Tenant if there are no further escrow payments. A copy of such estimated operating expenses and real estate taxes for the calendar year 1997 is attached hereto as - Exhibit A-1.

         Notwithstanding the foregoing, Tenant shall not be responsible for the following charges, costs and expenses under the Lease.

         i) wages, bonuses and other compensation paid to any partner, shareholder, officer or director of Landlord;.

         ii) any costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances which costs or expenses arose due to the negligence or intentional act of the Landlord or another tenant of the Building or the Land.

         iii) cost of any item for which Landlord is paid or reimbursed by insurance;

         iv) increased insurance or Real Estate Taxes assessed and charged specifically to any other tenant;

         v) charges for electricity, water, other utilities and applicable taxes for which Landlord is reimbursed from any other tenant;

         vi) cost of any HVAC, janitorial or other services provided to other tenants on an extra-cost basis after regular business hours or otherwise charged to that tenant;

         vii) cost of correcting defects in the design, construction or equipment of or latent defects in the Building;

         viii) cost of any work or service performed on an extra-cost basis for any other tenant, which cost is charged to that tenant;

         ix) cost of any work or services performed for any building other than the Building;

         x) the portion of any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is substantially in excess of the amount which would have been paid in the absence of such relationship;

         xi) Landlord's costs attributable to the activities of Landlord's officers and executives, if any;

         xii) attorneys' fees, accounting fees, brokerage fees and commissions and expenditures incurred in connection with negotiations, disputes and claims of other tenants;

         xiii) cost of any alterations, additions, changes, uninsured repairs, replacements or other items which under generally accepted accounting principles are properly classified as capital expenses except if Landlord's intent in incurring such cost was to lower operating expenses;

         xiv) rental expenses incurred in leasing air conditioning systems, elevators or other equipment affixed to any realty on the Land and which are ordinarily considered to be of a capital nature except if Landlord's intent in incurring such cost was to lower operating expenses;

         xv) cost of acquiring sculptures and paintings;

         xvi) costs of repairs, alterations and/or replacements caused by the exercise of the rights of eminent domain to the extent Landlord receives compensation through a condemnation award;

         (xvii) advertising and promotional expenses, including the costs of any Landlord provided functions, events, parties, etc., for persons other than tenants in the Building;

         xviii) expenses incurred by Landlord solely to maintain its existence as a corporation, partnership or other business entity;

         xix) costs, fines or penalties incurred due to violation by Landlord of any laws or governmental rules or regulations;

         xx) the portion of management fees or other fees paid to a managing agent of the Building substantially in excess of fees customarily charged at other similar buildings in the local area; and

                  For a period of six (6) months after the delivery of the statement for the lease year covered thereby, Tenant shall have the right after reasonable notice to Landlord and at a reasonable place and time determined by Landlord to inspect Landlord's records with regard to the charges provided in this Article. In the event that an audit conducted by a Certified Public Accountant manifestly shows that

         Landlord's billings to Tenant for such charges exceeded the actual charges attributable to Tenant, then Landlord shall refund the difference and, if the Landlord's billings exceed the actual charges by more than ten percent (10%), Landlord will pay Tenant for the reasonable expenses incurred for such Certified Public Accountant performing such inspection. If such audit shows an underpayment by Tenant, Tenant hereby agrees and is obligated to disclose same to Landlord and shall promptly pay such underpayment amount to Landlord.

         3.3. All Base Rent and Additional Rent and all other sums payable by Tenant under this Lease are referred to collectively herein as "Rent", and shall be collectible by Landlord as rent. If Tenant fails to pay any Rent as required in this Lease, Landlord shall have the same rights and remedies as for a failure to pay Base Rent, without prejudice to any other right or remedy available therefor.

         3.4.  Intentionally Deleted.

         3.5. No payment by Tenant or receipt by Landlord of an amount less than the Rent payable hereunder shall be deemed to be other than a payment on account of unpaid Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent and pursue any other remedy provided herein or by law.

         3.6. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Building or the land associated with the Building. If any such taxes are levied against Landlord or Landlord's property relating to personal property or trade fixtures placed by Tenant in the Building, and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant on the property and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord as additional rent hereunder, within ten (10) days of demand, the amount of such taxes paid by Landlord.

         3.7. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed or imposed on the Building or land associate therewith, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents on the present or any future building or buildings on the property then all such taxes, assessments, levies or charges, or the part thereof so measured or based so long as such taxes are not income, estate or inheritance taxes, shall be deemed to be included within the term "Taxes" for the purposes hereof.

         3.8. LATE CHARGE. In the event Tenant fails to pay to Landlord, when due, any installment of rental or other sum to be paid to Landlord which may become due in this Lease, Landlord will incur additional expenses in an amount not readily ascertainable and which has not been elsewhere provided for between Landlord and Tenant. If Tenant should fail to pay to Landlord, when due, any installment of rental or other sum to be paid hereunder, Tenant will pay Landlord as additional rent a late charge of five percent (5%) of the amount due. If the Tenant fails to pay any such sums within ten (10) days after the due date such unpaid amount shall bear interest from the due date thereof to the date of payment at an annual rate equal to the lesser of twelve percent (12%) or the highest rate permitted by law. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord within this Lease or at law or in equity and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner.

         3.9. All payments to be made by Tenant to Landlord pursuant to this Lease shall be made by check payable to Manor Care, Inc., and delivered to Landlord at Landlord's Address or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time.

         3.10. Unless otherwise agreed in writing between Landlord and Tenant, no payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent stipulated shall be deemed to be other than on account of the above-stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payments as rent be deemed an accord with satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

ARTICLE IV.             SECURITY DEPOSIT.

         4.1. As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant shall, upon execution of this Lease, deposit with Landlord the sum specified in ARTICLE I, SECTION 1.1(P), which sum shall be held by Landlord as a security deposit during the term of this Lease.

         As additional security, Tenant shall deposit with the Landlord on the later to occur of: (i) the date Landlord commences construction of Landlord's Work ("hereinafter defined"), or (ii) 60 days after Landlord executes the

Lease, a letter of credit in the amount of One Hundred Thousand Dollars ($100,000.00) ("Initial Letter of Credit"). In addition, Tenant shall deposit with the Landlord three (3) days prior to the Commencement Date, an additional letter of credit in the amount of Sixty-Six Thousand Dollars ($66,000.00) ("Additional Letter of Credit"). The Initial Letter of Credit, and when posted the Additional Letter of Credit, shall be referred to herein as the "Letter of Credit". The Letter of Credit shall be in the form of an irrevocable letter of credit from a commercial bank (the "Issuer") of substantial financial standing and otherwise reasonably acceptable to Landlord from which Landlord may draw in the event of any default by Tenant under the terms of this Lease. The Letter of Credit must be in writing, be in form and content reasonably acceptable to Landlord, signed by the Issuer, made payable to the order of Landlord, be assignable by the beneficiary thereunder at no additional cost to such beneficiary, and must provide that, effective upon the date of issuance of the Letter of Credit, the Issuer shall, upon written notice signed on behalf of Landlord, immediately remit whatever amounts are specified in said notice, up to and including the full face amount of the Letter of Credit. The Letter of Credit shall, by its terms, be fully effective during a one (1) year period following the date of issuance. Tenant shall arrange for the Letter of Credit to be renewed, or replaced by an equivalent letter of credit, to provide continuing identical security to Landlord during each subsequent one (1) year period and during any remaining period under the Lease term (the last such extension to provide for the continuance of the Letter of Credit for at least three months beyond the Expiration Date). The Letter of Credit shall either provide that it shall be automatically renewed by its terms throughout the duration of this Lease or contain a provision that requires the Issuer to notify the beneficiary at lease thirty (30) days prior to the expiration date of the Letter of Credit that the Letter of Credit has not been renewed or replaced. No later than twenty
(20) days prior to the expiration date of each Letter of Credit, or renewal or replacement thereof, Tenant shall provide written notice (and supporting documentary evidence signed by the Issuer) to Landlord that the then effective Letter of Credit has been so renewed or so replaced for the succeeding time period. The failure of Tenant to maintain the Letter of Credit as herein specified (including the failure to deliver evidence of the renewal or replacement of the Letter of Credit within five days (5) days after Landlord gives Tenant notice to correct, or the failure to increase the undrawn balance of the Letter of Credit as herein provided) or the Issuer's refusal or failure to permit Landlord to draw against the Letter of Credit shall be a default under the terms of this Lease with the same effect as a default for failure to pay Rent. In addition to all other remedies available to Landlord in the event of default by Tenant under the terms of this Lease, Landlord shall have the specific remedy of immediately drawing against the Letter of Credit in any amount up to and including the full face amount of the Letter of Credit in the event of any default by Tenant of any of the covenants or provisions of this Lease, except that Landlord shall have the right to draw the full face amount of the Letter of Credit in the event Tenant fails to renew or replace the Letter of Credit as herein provided; in which events Landlord shall hold such amount as a cash security deposit in accordance with the provisions of this Section. In the event that Landlord draws against the Letter of Credit as provided for under this paragraph, other than as a result of Landlord's draw of the full face amount of the Letter of Credit as a result of Tenant's failure to renew or replace the Letter of Credit as herein provided, then Tenant shall, upon demand by Landlord, increase the then undrawn balance of the Letter of Credit to the amount provided for herein. In the event that Tenant fails to so increase the then undrawn balance of the Letter of Credit as herein provided, then Landlord shall be entitled to draw the remaining balance of the Letter of Credit. It is specifically agreed and understood that, in the event that Landlord has not received from Tenant a Letter of Credit in form and substance acceptable to Landlord, and in accordance with the provisions of this paragraph, including but not limited to, the time frame provided in this Article 4.1, then this Lease shall be, at the sole option of Landlord, null and void and of no further force and effect. Notwithstanding the foregoing, if Tenant shall not then be in default under the Lease and provided further that Landlord has not drawn upon the Letter of Credit for any amounts due under the Lease, then upon the third anniversary of the Commencement Date of the Lease, the Letter of Credit requirement shall be eliminated.

         Tenant shall also deposit with Landlord the sum specified in ARTICLE I,
SECTION 1.1(q), which sum shall be held by Landlord until the date of Lease Commencement as a security deposit and then applied to the first months Base Rent due. Landlord shall return the cash portion of the security deposit or balance thereof then held by Landlord, without interest, to Tenant within sixty
(60) days after the expiration of this Lease or after Tenant surrenders possession of the Demised Premises, whichever is later. In the event of a default by Tenant in the payment of rent and/or to cure any other such default; and if Landlord draws upon the Security Deposit, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the cash portion of the Security Deposit as a separate account, but may commingle it with Landlord's other funds.

         4.2. In the event of a sale of the property, Landlord shall have the right to transfer the Security Deposit to its purchaser, and upon Landlord transferring the Security Deposit to its Purchaser, Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

ARTICLE V.              CONSTRUCTION AND ACCEPTANCE OF THE DEMISED PREMISES.

         5.1. Landlord agrees to perform the work described under "Description of Landlord's Work" outlined in Exhibit B ("Landlord's Work"). Other than Landlord's Work, Tenant accepts the Demised Premises in "as is" condition. The Demised Premises shall be deemed to be "Ready for Delivery" when Landlord certifies in writing to Tenant that Landlord has substantially completed Landlord's Work subject to punch list items which Landlord agrees to correct within a reasonable period of time. If the Demised Premises are not Ready for Delivery, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the length of the Lease Term be affected.

         5.2. When the Demised Premises are Ready for Delivery, Tenant agrees to accept and Landlord agrees to deliver possession thereof and to proceed with due diligence to perform the work described under "Description of Tenant's Work" in EXHIBIT B-1, ("Tenant's Work") all of such work to be performed in compliance with EXHIBIT B-1, and to install its fixtures, furniture and equipment. Any Tenant Work causing venting, opening, sealing, waterproofing or any altering of the roof shall be performed by Landlord's roofing contractor at Tenant's expense. Tenant shall provide Landlord with a certificate from Landlord's roofing contractor that all of Tenant's Work described in EXHIBIT B-1 causing venting, opening, sealing, waterproofing or in any other way altering the roof has been performed in compliance with EXHIBIT B-1. Tenant holds Landlord harmless from any damage to the Demised Premises resulting, directly or indirectly, from Tenant's venting, opening, sealing, waterproofing or in any other way altering the roof unless such a certificate from Landlord's roofing contractor has been delivered to Landlord before the date of any such loss. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant, the certificate of Landlord's architect or engineer shall be conclusive. Tenant further agrees that, if requested by Landlord and if true, Tenant will furnish Landlord with a written statement that Tenant has accepted the Demised Premises and that Landlord has fully complied with Landlord's covenants and obligations.

         5.3. The Commencement Date of this Lease shall be the earlier of (a) the date Landlord has completed Landlord's Work and Tenant secures a Use and Occupancy Permit for the Demised Premises or (b) the later of (i) October 1, 1997, or (ii) sixty days after the Ready for Delivery Date. Landlord and Tenant each agree that, at the request of either, they will, following the Commencement Date, execute and deliver an acknowledgment that Tenant has accepted possession and reciting the exact Commencement Date and termination date of this Lease. Notwithstanding the foregoing the parties agree that in no event shall the Commencement Date be prior to October 1, 1997.

         5.4. Notwithstanding the foregoing, Tenant shall be permitted non-exclusive rent free access to perform Tenant's Work at reasonable times after the execution date of the Lease provided (i) such access does not impair Landlord's ability to perform Landlord's Work to the Demised Premises, (ii) Tenant agrees to indemnify and hold Landlord harmless from all losses and liability arising from such entry including reasonable attorneys's fees and costs and (iii) Tenant presents Landlord evidence that Tenant has in force the general liability insurance outlined in Article XIII.

ARTICLE VI.             USES AND CARE OF PREMISES.

         6.1. The Demised Premises may be used only for the purpose or purposes specified in ARTICLE I, SECTION 1.1(r) above, and for no other purpose or purposes without the prior written consent of Landlord. Tenant shall use in the transaction of business in the Demised Premises the trade name specified in
ARTICLE 1, SECTION 1.1(c) above and no other trade name without the prior written consent of Landlord.

         6.2. Tenant shall not use the Demised Premises for any unlawful purposes or acts; shall not commit or permit any waste or damage to the Demised Premises; shall use and maintain the Demised Premises in compliance with (i) all laws, codes, ordinances, rules, regulations and orders (collectively "Laws") of any governmental authority or agency, including, without limitation, those governing zoning, health, safety (including fire safety), and the occupational hazards, pollution and environmental control, and handicapped accessibility (including but not limited to any such laws imposing upon Landlord or Tenant any duty respecting or triggered by any change in use or occupancy or any alteration or improvement of, in or to the Demised Premises), and (ii) all reasonable directions of the Landlord, including the Building rules and regulations, attached hereto as EXHIBIT "D", as may be modified from time to time by Landlord on reasonable notice to Tenant so long as such modifications do not have a material adverse impact on Tenant's Permitted Use. Tenant shall use his best efforts to cause its agents, employees, customers, invitees, licensees, and concessionaires to comply with the Building rules and regulations and with the covenants and agreements of this Section. With regard to the enforcement of the Rules and Regulations as to other tenants, Landlord agrees that it shall not waive enforcement if such waiver shall have a material adverse effect on Tenant's business. To the extent of any inconsistency between the Rules and Regulations and the Lease, the terms of the Lease shall control.

         6.3. Tenant shall not, without Landlord's prior written consent, keep anything within the Demised Premises for any purpose which increases the insurance premium costs or invalidates any insurance policy carried on the Demised Premises or other part of the property. Tenant shall pay as additional rent, upon demand of Landlord, any such increased premium cost due to Tenant's use or occupation of the property. All property kept, stored or maintained within the property by Tenant shall be at Tenant's sole risk.

         6.4. Tenant shall not conduct within the Demised Premises the retail sale to the public of any items, nor conduct any fire, auction, going out of business, liquidation or bankruptcy sales or operate within the Demised Premises a "Wholesale" or "Factory Outlet" store, a cooperative store, a "Second Hand" store, or a "Surplus" store. Tenant shall not permit any objectionable or unpleasant odors to emanate from the Demised Premises, nor place or permit any radio, television, loud-speaker, or amplifier on the roof or outside of the Demised Premises, or where the same can be seen or heard from outside the Demised Premises, nor place an awning, or other projection on the exterior of the Demised Premises, (except an antenna and only as provided in the next sentence); nor solicit business or distribute leaflets or other advertising material on the property outside the Demised Premises; nor take any other action which, in the reasonable judgment of Landlord, would constitute a nuisance or would disturb or endanger other tenants of the Building or unreasonably interfere with their use of their respective premises, nor do anything which would tend to injure the reputation of the Building. Provided Tenant secure Landlord's written consent which Landlord agrees not to unreasonably withhold, condition or delay and to the extent permitted under the applicable governmental laws, rules and regulations, Tenant may place one antenna on the roof of the Building. Such placement shall be subject to Tenant agreeing to all of Landlord's reasonable rules and regulations regarding the placement of an antenna which may include, but are not limited to, such issues as Federal Communications Commission compliance, securing permits and approvals, and not causing interference with Landlord's equipment or other tenant's equipment.

         6.5. Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall keep the Demised Premises neat, clean and free from dirt, rubbish, insects and pests at all times, and shall store all trash and garbage within the Demised Premises or within dumpsters which shall be kept against the side of the Building where Tenant's loading docks are located. Tenant will store all trash and garbage within the area designated by Landlord for such trash pickup and removal and only in receptacles of the size, design and color from time to time prescribed by Landlord. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas from time to time prescribed by Landlord.

         6.6. Without the consent of Landlord which Landlord shall not unreasonably withhold condition or delay, Tenant shall not move any furniture or equipment into or out of the Demised Premises except at such times as Landlord may from time to time designate in writing to all tenants.

         6.7. Tenant shall not allow any animals other than seeing eye dogs into the Building or land associated therewith whatsoever.

         6.8. Tenant shall procure, at its sole expense, any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances and governmental regulations. Landlord makes no representation or warranty, expressed or implied, with regard to the fitness of the Demised Premises or the property for the Tenants intended use or for any particular purpose except that Landlord shall not knowingly deliver the Demised Premises in material noncompliance with any applicable law. Tenant shall bear the cost of all alterations or improvements to the Building or Demised Premises required by any applicable laws, ordinances or governmental regulation based upon Tenant's use of the property.

         6.9. Tenant's employees shall have reasonable access to the Demised Premises twenty-four (24) hours per day three hundred sixty-five (365) days per year except in the event of an emergency.

ARTICLE VII.            LANDLORD'S SERVICES.

         7.1.  Landlord covenants and agrees that it will:

                  (a) keep the foundation, the exterior walls and roof of the Demised Premises in good repair;

                  (b) Repair and replace (except as provided differently in this Lease), and maintain the landscaping, parking areas and other common facilities on the Land in good condition, subject to Tenant not being in default under the Lease.

         7.2. Failure by Landlord to any extent to furnish the above described services, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor give Tenant the right to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, unless such failure to provide services is a result of the gross negligence of Landlord or Landlord's agents. Should any of the Building equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, and Tenant shall have no claim for an abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

         7.3. Landlord shall not be required to make any repairs occasioned by the wrongful act or negligence of Tenant, its agents, employees, subtenants, licensees and concessionaires, which repairs shall be made by Tenant. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall not be responsible in any way for failure to make such repairs until a reasonable time shall have elapsed after delivery of such written notice. Landlord's obligation hereunder is limited to repairs specified in this article only, and Landlord shall have no liability for any damages or injury arising out of any condition or occurrence causing a need for such repairs. The cost of such repairs and maintenance shall be included in the Operating Expenses, unless caused by the negligence or willful misconduct of Landlord.

         7.4. Tenant shall keep the Demised Premises in good clean condition and shall, at its sole cost and expense, make all needed repairs and replacements including replacement of cracked or broken glass, except for repairs and replacements expressly required to be made by Landlord under the provisions of
ARTICLE VII, SECTION 7.1, ARTICLE XI, SECTION 11.1 AND ARTICLE XV, SECTION 15.3. If any repairs required to be made by Tenant hereunder are not made within ten
(10) days after written notice delivered to Tenant by Landlord except in the event of an emergency in which case no advance notice need be given. Unless Tenant is diligently working to make such repairs, Landlord may, at its discretion, make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, and Tenant shall pay to Landlord immediately upon demand as additional rental hereunder the cost of such repairs plus ten percent (10%) of the amount thereof and failure to do so shall constitute an event of default hereunder.. At the expiration of this Lease, Tenant shall surrender the Demised Premises in good condition, reasonable wear and tear, and damage by fire and casualty (to the extent such fire and casualty damage is covered by Landlord's insurance) excepted, and shall surrender all keys for the Demised Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises.

ARTICLE VIII.           ALTERATIONS.

         8.1. Tenant shall not make any alterations, additions, or improvements to the Demised Premises of a structural nature without the prior written consent of Landlord, which Landlord may grant or deny in its sole discretion. Except for improvements of a decorative nature, Tenant shall not make any nonstructural improvements without the prior written consent of Landlord which consent Landlord may grant or deny in its reasonable discretion. All alterations, additions, improvements and fixtures, except any trade fixtures installed in the Demised Premises at the sole expense of Tenant and which can be removed without causing material damage to the Building, shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease (except for trade fixtures which Tenant may remove in its discretion provided Tenant restores the Demised Premises to good condition after such removal), unless Landlord requests their future removal at the time of installation in which event Tenant shall remove the same and restore the Demised Premises to their original condition at Tenant's expense. Any linoleum, carpeting or other floor covering which may be cemented or otherwise affixed to the floor of the Demised Premises is a permanent fixture and shall become the property of the Landlord without credit or compensation to Tenant.

         8.2. All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract or deed or trust to which the Landlord may be a party and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building. Tenant agrees to indemnify Landlord and hold it harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any loss, liability or damage.

ARTICLE IX.             LANDLORD'S RIGHT OF ACCESS AND USE.

         9.1. Except in the event of an emergency in which case Landlord shall have the right to enter at any time, Landlord shall have the right to enter upon the Demised Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the same, or of making repairs to the Demised Premises, or of making repairs, alterations or additions to adjacent premises, or of showing the Demised Premises to prospective purchasers, tenants (within the last one hundred twenty days of the Lease Term), or lenders.

         9.2. Landlord may, within one hundred twenty (120) days prior to the expiration of the Lease Term, post and maintain notices, free from hindrance or control of Tenant, so long as such notices do not materially interfere with Tenant's business.

         9.3. Use of the roof above the Demised Premises is reserved to Landlord.

         9.4. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Demised Premises or the property by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

                  (a) Landlord may install such signs, advertisements or notices or Tenant identification information on or in the Building, on the property or on the directory board or Tenant access doors as it shall deem necessary or proper, so long as such installation does not have a material adverse impact on Tenant's business.

                  (b) Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Demised Premises visible from outside the Demised Premises, and may control all internal lighting and signage that may be visible from outside the Demised Premises.

                  (c) Landlord may grant to any person the exclusive right to conduct business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Demised Premises for the use permitted in Article I, Section 1. 1 (r), nor preclude Tenant from entering any operating or services contracts.

                  (d) Landlord may control the use of the property in such manner as it deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building to a security guard; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs or after regular business hours.

ARTICLE X.              SIGNS.

         10.1. All newly installed signs, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Building from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color, location and general appearance. All signs shall be kept in good condition and in proper operating order at all times. Landlord approves Tenant's exterior signage in the location on the Land as depicted on Exhibit F and the size, shape, and color scheme shown on Exhibit F; provided however, Tenant's right to such signage is contingent on Tenant securing all necessary governmental approvals and Landlord makes no representation or warranty as to whether Tenant can secure such approvals; and provided further, this Lease is in no way contingent on Tenant securing such signage. Tenant shall be responsible for the cost of its exterior signage and for ensuring that its exterior signage is in compliance with all applicable Federal, State and local laws, ordinances, rules and regulations.

ARTICLE XI.             UTILITIES.

         11.1. Tenant shall pay when due all charges for all utilities and services for every kind supplied to or imposed against the Demised Premises, including without limitation water, air conditioning, sewage, heat, gas, sprinkler charges, light, garbage, electricity, telephone, steam, power, or other public or private utilities (collectively, "Utilities"). Landlord agrees that the electricity service shall be no less than 480 volts and 1200 amps. Tenant shall also pay for all Utilities used by it or its agents, employees or contractors prior to the Commencement Date. Landlord at its expense shall either install separate meters for Tenant's utilities or submeters. The choice of which method to use shall be determined in Landlord's discretion. If in Landlord's reasonable discretion, it is not feasible to separately meter the Demised Premises, Tenant shall pay to Landlord as Additional Rent, Tenant's pro rata share, as reasonably determined by Landlord (which determination shall include a reasonable allocation of the actual use by each tenant of such Utilities and a reasonable allocation of any excess use premiums) of all charges for jointly metered or billed Utilities. Landlord agrees that at the time it requests payment from Tenant for such submetered utilities, Landlord shall provide Tenant reasonable back-up documentation in support of the request for payment. Landlord does not represent or warrant the uninterrupted availability of such utilities and any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to fully and timely perform its obligations and covenants under this Lease.

         11.2. In the event any public utility company supplying energy, water, sewer or other utility, or governmental law, regulation, executive or administrative order requires that Landlord or Tenant reduce or maintain at a certain level the consumption of a utility and such requirement affects the HVAC, light, use of or hours of operation of the Demised Premises or Building, Landlord and Tenant shall each adhere to and abide by said laws, regulations or executive orders without any reduction in Rent.

ARTICLE XII. INDEMNITY, PUBLIC LIABILITY INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE.

         12.1. Landlord shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any other person or entity, whatsoever, for any injury to person or damage to or loss of property on or about the Demised Premises or the property caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Building under the express or implied invitation of Tenant or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder or resulting from any other cause occurring in the Demised Premises except Landlord's gross negligence, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.

         12.2. Landlord and Tenant agree and covenant that neither shall be liable to the other for loss arising out of damage to or destruction of the Demised Premises or contents thereof when such loss is caused by any perils included within standard fire and extended coverage insurance policies for buildings similar to the Building in the state in which the Demised Premises is situated. This agreement shall be binding whether or not such damage or destruction be caused by negligence of either party or their agents, licensees, employees or visitors.

         12.3. Landlord shall indemnify and hold harmless Tenant from all damages or losses suffered and claims advanced by third persons relating to occurrences in the common area of the Building and the Land, except if caused by Tenant, its agents or employees.

ARTICLE XIII.           TENANT'S INSURANCE AND LANDLORD'S INSURANCE.

         13.1. Tenant agrees, at its sole cost, to carry and keep in full force and effect at all times during the term of this Lease, a comprehensive general liability policy with a single limit of at least Five Million Dollars ($5,000,000.00), including coverage for bodily injury, property damage, contractual liability for this Lease and personal injury liability.

         13.2. Tenant agrees, at its sole cost, to carry and keep in full force and effect at all times during the term of this Lease Comprehensive Automobile Liability (owned, non-owned or hired) with a single limit of at least Five Million Dollars ($5,000,000.00) including coverage for bodily injury and property damage.

         13.3. Tenant shall obtain extended fire and casualty insurance insuring against loss to the Demised Premises (including any improvements thereon). Such insurance shall be in the form and amount reasonably satisfactory to Landlord, and Tenant shall, when requested from time to time by Landlord, provide Landlord with evidence of such insurance. Such insurance shall contain waiver of subrogation provisions in favor of Landlord and its agents.

         13.4. Tenant agrees to carry and keep in full force and effect at all times during the term of this Lease, at its sole cost, worker's compensation or similar insurance in form and amounts required by law and employer's liability insurance in the amount of $100,000.00 per accident.

         13.5. Intentionally Deleted.

         13.6. Tenant's comprehensive general liability insurance policy and comprehensive automobile liability insurance policy, and certificates evidencing such insurance shall name Landlord and its property manager of the Building as additional insureds and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Landlord. Any liability insurance carried or to be carried by Tenant hereunder shall be primary over any policy that might be carried by Landlord. If Tenant shall fail to obtain or maintain such insurance, Landlord may obtain, after providing written notice to Tenant with a thirty (30) day opportunity to cure, such insurance on Tenant's behalf and the cost shall be deemed additional rent and shall be payable upon Landlord's demand.

         13.7. Landlord shall obtain and keep in force, during the term of this Lease standard all-risk fire (boiler and machinery coverage) and casualty insurance covering the Building in an amount at least equal to 80% of the replacement cost of the Building at the time in question. In addition Landlord agrees to carry and keep in full force and effect at all times during the term of this Lease, a comprehensive general liability policy with a single limit of at least Five Million Dollars ($5,000,000.00), including coverage for bodily injury, property damage, contractual liability for this Lease and personal injury liability.

         13.8. Landlord and Tenant mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord (and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property of person for which either party is required by this Lease to carry insurance.

ARTICLE XIV.            NON-LIABILITY FOR CERTAIN DAMAGES.

         14.1. Landlord and Landlord's agents and employees shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to property caused by the Demised Premises or other portions of the property becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises, nor shall Landlord be liable to Tenant or any other person or entity whomsoever from any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons or entity whomsoever. Tenant shall indemnify and hold harmless Landlord, its affiliated companies and its and their agents and employees from any loss, cost, expense or claims arising out of such injury or damage referred to in this ARTICLE XIV,
SECTION 14.1.

         14.2. In the event of any violation of this Lease by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due the Landlord), but prior to any such action Tenant will give Landlord written notice specifying such violation with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such violation. Unless and until Landlord fails to so cure any violation after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the property and not thereafter.

The term "Landlord" shall mean only the owner, for the time being, of the property and in the event of the transfer by such owner of its interest in the property such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership.

Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the property; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord or affiliated companies.

ARTICLE XV.             DAMAGE BY CASUALTY.

         15.1. Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

         15.2. If the Building shall (i) be destroyed or substantially damaged by a casualty not covered by Landlord's insurance; (ii) be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance; or (iii) be damaged to such extent that the remaining term of this Lease is not sufficient to amortize the cost of reconstruction, then Landlord may elect either to terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Demised Premises. Should Landlord elect to terminate this Lease, it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of such casualty. If Landlord should not elect to terminate this Lease, Landlord shall proceed with reasonable diligence and at its sole expense to rebuild and repair the Demised Premises. In the event Landlord elects to rebuild and repair the Demised Premises and in Landlord's reasonable discretion the time in which to perform such work will exceed one hundred eighty (180) days, then Landlord shall notify Tenant of same and Tenant shall have the option to terminate the Lease provided Tenant notifies Landlord of Tenant's election to terminate the Lease within ten (10) days of receiving Landlord's notice.

         15.3. Landlord's obligation to rebuild and repair under this ARTICLE XV shall in any event be limited to restoration to substantially the condition in which the Demised Premises (exclusive of the items designated as Tenant's Work as described in EXHIBITS B-1 AND C) existed prior to the casualty, and shall be further limited to the extent of the insurance proceeds available to Landlord for such restoration, and Tenant agrees that promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures, equipment and other items of Tenant's Work as described in EXHIBITS B-1 AND C.

         15.4. Tenant agrees that during any period of reconstruction or repair of the Demised Premises it will continue operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are substantially completed, the Annual Base Rent shall be reduced to such extent as may be fair and reasonable under the circumstances. However, there shall be no abatement of the Tenant's Proportionate Share of Operating Expenses, Taxes or other charges provided herein.

         15.5. All damage or injury to the Demised Premises or the Building caused by the act or omission of Tenant, its employees, agents, invitees, licensees or contractors, shall be promptly repaired by Tenant at Tenant's sole cost and expense, to the satisfaction of Landlord except to the extent covered by insurance carried by Landlord; provided, however, Tenant shall pay any deductible under Landlord's policy required to be paid thereunder.

ARTICLE XVI.            EMINENT DOMAIN.

         16.1. If more than twenty percent (20%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

         16.2. If some portion of the Building or the land associated therewith, but less than twenty percent (20%) of the floor area of the Demised Premises should be taken as aforesaid, then at the Landlord's option this Lease shall either terminate and the Annual Base Rent shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority or this Lease shall not terminate in which case the Annual Base Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Tenant shall make all necessary repairs or alterations within the scope of Tenant's Work as described in EXHIBITS B-1 AND C necessary to make the Demised Premises an architectural whole.

         16.3. All compensation awarded for any taking (or the proceeds of private sales in lieu thereof) of the Demised Premises or the property shall be the property of Landlord, and Tenant assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or the taking of Tenant's fixtures and other property if a separate award for such items is made to Tenant.

ARTICLE XVII.           ASSIGNMENT AND SUBLETTING.

         17.1. Tenant shall not assign or transfer all or any portion of its interest in this Lease or in the Demised Premises, or sublet all or any portion of the Demised Premises, without the prior written consent of Landlord, which consent may be withheld at the sole and absolute discretion of the Landlord. Notwithstanding the foregoing, Landlord agrees that provided Tenant is not in default under the Lease, Landlord shall not withhold its consent to Tenant assigning its interest in the Lease or in the Demised Premises or subletting all or any portion of the Demised Premises to a (i) subsidiary or affiliate of Tenant; (ii) any corporation or entity in which or with which Tenant, its permitted successors or permitted assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of entities: or (iii) in connection with an acquisition (including without limitation, the sale of the majority of the shares of stock of the Tenant corporation provided the subtenant or assignee (a) can demonstrate to Landlord, in its reasonable discretion, by balance sheets and other financial documentation submitted to Landlord that it is capable of servicing all of Tenant's financial obligations under this Lease, and (b) has a credit rating satisfactory to Landlord (in Landlord's reasonable judgment). Any assignment or sublease without the Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default of Tenant hereunder. Consent by Landlord to one or more assignments or subletting shall not operate as a waiver of Landlord's rights with respect to any subsequent assignment or subletting. The term "sublet" shall be deemed to include the granting of licenses, concession, and any other rights of occupancy of any portion of the Demised Premises. In the event of any assignment or subletting, Tenant shall remain liable under the Lease. Landlord agrees to respond to Tenant's request to sublease or assign within twenty (20) days of written notice from Tenant; provided, at the time of the request, Tenant provides Landlord with the necessary materials to consider adequately such a request.

         17.2. In the event of the transfer and assignment by Landlord of its interest in this Lease or in the property to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any such security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred to such successor in interest, and Landlord shall thereby be discharged of any further obligations relating thereto.

         17.3. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises.

         17.4. In no case may Tenant assign any options granted to Tenant hereunder, all such options being deemed personal to Tenant and exercisable by Tenant only.

         17.5. Any request by Tenant for approval to sell or sublet the Demised Premises or to transfer or assign Tenant's interest in this Lease, shall be accompanied by a processing charge in the amount of Three Hundred Dollars ($300.00) payable to Landlord.

         17.6. In the event Landlord approves Tenant subletting or assigning this Lease and the subtenant or assignee is paying to Tenant an amount in excess of that paid by Tenant to Landlord under this Lease (which such amount shall be deemed the aggregate sum of all payments by subtenants to Tenant), then fifty percent (50%) of any such excess amounts shall be deemed rent under this Agreement and shall be immediately paid by Tenant to Landlord. If any court of law should find this provision invalid, then, in such event, Tenant shall be prohibited from subletting or assigning this Lease for an amount in excess of the amounts paid by Tenant to Landlord pursuant to the terms of this Lease.

ARTICLE XVIII.          DEFAULT BY TENANT AND REMEDIES.

         18.1. The following events shall be deemed to be defaults or events of default by Tenant under this Lease:

                  (a) Tenant shall fail to pay any installment of rental or any other expense within five (5) days after receiving written notice thereof from Landlord.

                  (b) Tenant shall fail to comply with any term, provision or covenant in this Lease, other than the payment of rental or expenses demanded by Landlord and shall not cure such failure within twenty (20) days after receiving written notice thereof from Landlord; provided however if Tenant is diligently pursuing a cure Tenant shall have an additional reasonable time to effect a cure.

                  (c) Tenant or any guarantor of Tenants obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                  (d) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease and such proceedings such adjudication shall have continued for a period of thirty (30) days.

                  (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of the Tenant or any guarantor of Tenant's obligations under this Lease and such appointment shall have continued for a period of thirty (30) days.

                  (f) Tenant shall desert or vacate the Demised Premises, or Tenant shall, for a period of thirty (30) days or more, fail to occupy the Demised Premises or a substantial portion thereof or fail to be open for business.

                  (g) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and such lien is not released or bonded off within fifteen (15) days.

                  (h) The Tenant shall be prohibited to occupy the Demised Premises by any governmental agency.

         18.2. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (a) Terminate this Lease in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rental, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, under process of law, without being liable for prosecution or any other claim of damages.

                  (b) Enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part, under process of law, without being liable for prosecution or any claim for damages with or without having terminated the Lease.

                  (c) Enter upon the Demised Premises by force, if necessary, without being liable for prosecution or any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

         18.3. In the event Landlord elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for, and shall pay to Landlord, at the address specified for notice to Landlord, the sum of all rental and other indebtedness accrued to date of such termination plus, as damage, an amount equal to the difference between (i) the total rental including Annual Base Rent, Tenant's Proportionate Share of Operating Expenses and Tax Escrow Payments for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration stated in ARTICLE I); and (ii) the then-present value of the fair rental value of the Demised Premises for such period.

         18.4. In the event that Landlord elects to repossess the Demised Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord, all rental and other indebtedness accrued to the date of such repossession, plus, as damage, an amount equal to the total rent including Annual Base Rent, Tenant's Proportionate Share of Operating Expenses and Tax Escrow Payments for the remainder of the Lease term until the date of expiration of the term as stated in ARTICLE I diminished by any net sums thereafter received by Landlord through reletting the Demised Premises during said period (after deducting expenses incurred by Landlord as provided in ARTICLE XVIII, SECTION 18.5 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due from tenant to Landlord may be brought from time to time on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

         18.5. In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice herein, in addition to any sum provided to be paid above, brokers fees incurred by Landlord in connection with reletting the whole or part of the Demised Premises (with the amount of the broker's fee to be amortized so that the Tenant's portion will reflect the amount applicable over the period which would have constituted the unexpired portion of the Term; the costs of removing and storing Tenant's or other occupant's property; the cost of repairing, altering, remodeling or otherwise putting the Demised Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorneys' fees which shall not be less than fifteen percent (15%) of all sums then owing by Tenant to Landlord.

         18.6. In the event of termination or repossession of the Demised Premises for an event of default, Landlord shall use commercially reasonable efforts to relet or attempt to relet the Demised Premises, or any portion thereof, or to collect rental after reletting. Landlord may relet the whole or any portion of the Demised Premises for any period, to any Tenant, and for any use and purpose.

         18.7. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligations to do so and without waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Demised Premises for such purpose), and thereupon Tenant shall be obligated to, and agrees to, pay Landlord, as additional rent, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by the Landlord in taking such remedial action.

         18.8. In the event that Landlord shall have taken possession of the Demised Premises pursuant to the authority herein granted, then Landlord shall have the right to remove from the Demised Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the County in which the Demised Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold harmless Landlord from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord's making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all costs, expense, loss, damage, and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property by Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

ARTICLE XIX.            LANDLORD'S LIEN.

         19.1.  Intentionally Deleted.

ARTICLE XX.             HOLDING OVER.

         20.1. In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying said Demised Premises as a Tenant from month to month at a rental equal to the rental (including Annual Base Rent, Tenant's Proportionate Share of Operating Expenses and Taxes) herein provided, plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

ARTICLE XXI.            SUBORDINATION; ATTORNMENT; AND ESTOPPEL CERTIFICATES.

         21.1. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter created upon the property and to any renewals and extensions thereof. Landlord is irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the property and Tenant agrees upon demand to execute such further instrument subordinating this Lease as Landlord may request, and if Tenant shall fail at any time to execute, seal and deliver any such instrument to Landlord, in addition to any other remedies available to it in consequence thereof, such failure shall be deemed a default under the Lease. Notwithstanding anything herein to the contrary, Landlord agrees to make a reasonable effort to secure from any present lienholder, and any present prime, master or ground lessor a nondisturbance agreement that provides that as long as Tenant is not in default under the Lease, such lienholder, or prime, master or ground lessor or any purchaser at foreclosure or other sale will not be entitled to disturb Tenant's possession or use of the Demised Premises. In the event Landlord does not secure such a nondisturbance agreement within seven business days after the mutual execution of this Lease, then Tenant may terminate the Lease provided it gives Landlord written notice of termination within thirty days of the mutual execution of the Lease. If Tenant does not give such notice in a timely manner, then such right to terminate shall expire. Notwithstanding anything herein to the contrary, as a condition to Tenant subordinating the Lease in the future to any future lienholders, and any future prime master or ground lessor, Landlord agrees to secure a nondisturbance agreement that provides that as long as Tenant is not in default under the Lease, such future lienholder, or future prime, master or ground lessor or any purchaser at foreclosure or other sale will not be entitled to disturb Tenant's possession or use of the Demised Premises.

         21.2. Subject to Article 21. 1, at the option of any transferee of the Landlord's interest in the property pursuant to a foreclosure or similar proceeding under any mortgage, deed of trust or other lien upon the property, whether now existing or hereafter created, Tenant shall attorn to and be bound to any such transferee under the terms, covenants and conditions of this Lease for the balance of the term hereof remaining and any extensions or renewals hereof which may be affected in accordance with any option therefore in this Lease, with the same force and effect as if the transferee was the Landlord, and Tenant does hereby agree to attorn to such transferee, at the transferee's option, the attornment to be effective and self operative without the execution of any further instruments on the part of Tenant, immediately upon the transferee succeeding to the interest of the Landlord, provided said transferee provides written notice to the Tenant of its election to accept such attornment within sixty (60) days of the subject transfer.

         Tenant hereby agrees that said transferee shall not be (a) liable for any act or admission of Landlord under the Lease prior to the subject transfer or (b) subject to any offsets or defenses which Tenant might have against Landlord arising from events or circumstances existing prior to the subject transfer, or (c) bound by any rent or additional rent which Tenant might have paid in advance for more than the month of the subject transfer, or (d) bound by any amendment or modification of this Lease made after such foreclosing party acquired its lien without the foreclosing party's prior written consent of such amendment.

         21.3. Tenant agrees to furnish from time to time, when requested by Landlord, the holder of any deed of trust or mortgage or the Landlord under any ground Lease covering all or any part of the property or any interest of Landlord therein, an estoppel certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord. The holder of any such deed of trust or mortgage or the Landlord under any such ground Lease and Tenant shall, within fifteen (15) days following receipt of said proposed estoppel certificate from Landlord, return a fully-executed copy of said certificate to Landlord. In the event Tenant fails to return a fully-executed copy of such certificate to Landlord within the foregoing ten-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

ARTICLE XXII.           NOTICES.

         22.1. Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in ARTICLE I, SECTIONS 1.1(b), 1.1(d) AND 1.1(f) above and as to notices to Landlord with a copy to the attention of the General Counsel (re: Real Estate), 11555 Darnestown Road, Gaithersburg, Maryland 20878-3200, and as to notices to Tenant to with a copy to Margolius, Mallios, Davis, Rider & Tomar, LLP, 1828 L Street, N.W., Suite 500, Washington, D.C. 20036, or such other address as they may have hereafter specified by written notice.

ARTICLE XXIII.          BROKERS.

         23.1. Landlord and Tenant represent and warrant to each other that, except as set forth in this Lease, if at all, it has not employed a broker in carrying on the negotiations relating to this Lease. Tenant further warrants and covenants that is has not relied and will not rely upon any oral representation about the property, other Tenants, occupancy, uses or related matters made by any real estate agent, real estate broker, agent or employee of Landlord, or any other party. Tenant shall indemnify and hold Landlord harmless, from and against any cost, liability or expense (including attorney's fees and disbursements) incurred as a result of the assertion(s) or claim(s) by any person, firm or entity (other than Landlord's exclusive agent and any agent of Tenant whose name appears in the following sentence) for brokerage or other commissions, finder's fees or any of its employees, agents or representatives. Landlord acknowledges that Scheer Partners, Inc. has acted as Landlord's exclusive representative and Tenant acknowledges that other than CB Commercial Real Estate Group, Inc., Tenant has not authorized any other broker, agent or finder in connection with this Lease. Landlord warrants that it has agreed to pay a leasing commission to Scheer Partners, Inc. and agrees to indemnify and hold Tenant harmless from any claim therefor.

ARTICLE XXIV.           APPROVAL AND CHANGES REQUIRED BY LENDER.

Intentionally Deleted.

ARTICLE XXV.            PARKING.

         25.1. Tenant shall be allocated 50 unreserved spaces on a non-exclusive basis in the Building's existing surface lot as designated on Exhibit G for use by Tenant and its employees during the term of the Lease at no additional charge. Tenant and its employees, shall not be entitled to use more than the number of parking spaces allocated to Tenant at any one time. Landlord reserves the right to designate reserved parking in said lot provided such designation does not diminish Tenant's allocation. Landlord reserves the right to relocate the parking lot.

ARTICLE XXVI.           WAIVER OF TRIAL BY JURY AND RIGHT TO REDEEM.

         26.1. Landlord and Tenant each agree to and they waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said premises and/or any claim of injury or damage, and statutory remedy. Tenant also hereby agrees that the provisions of SECTION 8-401(e) OF THE MARYLAND REAL PROPERTY CODE shall not apply to this Lease and Tenant hereby waives its rights thereunder.

ARTICLE XXVII.          FURNISHING OF FINANCIAL STATEMENTS.

         27.1. Within ten (10) days of the execution of this Lease, Tenant shall furnish Landlord financial statements outlining Tenant's current financial condition if applicable, as of the last annual audit or the last regularly prepared report including tax returns. Over the term of this Lease and any extensions, within ten (10) days of Landlord's written request, Tenant shall furnish financial statements outlining Tenant's current financial condition to any prospective purchaser or lender of

ARTICLE XXVIII.         OCCUPATIONAL AND ENVIRONMENTAL COMPLIANCE.

         28.1. Tenant shall not in any manner use, maintain or allow its agents, employees or invitees to use or maintain the Demised Premises, Building or Land in violation of any law, ordinance, statute, regulation, rule or order (collectively "Laws") of any governmental authority, including but not limited to Laws governing zoning, health, safety (including fire safety), occupational hazards, and pollution and environmental control. Tenant shall not use, maintain or allow its agents, employees or invitees to use or maintain the Demised Premises, Building or Land to treat, store, dispose of, transfer, release, convey or recover hazardous materials nor shall Tenant otherwise, in any manner, possess or allow its agents, employees or invitees to possess any hazardous, materials on or about the Demised Premises,

Building or Land; provided however, any hazardous material lawfully permitted and generally recognized as necessary and appropriate for general office or warehouse may be stored and used in the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant's business permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable laws and regulations and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity of and information regarding such materials as Landlord may require. Tenant shall immediately notify Landlord of the presence or suspected presence of any hazardous material on or about the property and shall deliver to Landlord any notice received by Tenant relating thereto.

         If Landlord deems it reasonably necessary, Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises and conduct tests thereon at any time to determine whether or the extent to which there is hazardous materials on the Demised Premises. Landlord shall have the right to immediately enter upon the Demised Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement arose in whole or in part because of Tenant's use of the Demised Premises, Building or land associated therewith. Tenant shall execute affidavits, representations and the like from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of any hazardous materials on the property on the Demised Premises, Building or land associated therewith or Tenant's intent to store or use hazardous materials on the Demised Premises, Building or land associated therewith. Tenant shall indemnify and hold harmless Landlord from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation and compliance, incurred by Landlord in connection with any breach by Tenant of its obligations under this section. The covenants and obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.

         28.2. For the purposes of this ARTICLE XXVIII, the term "hazardous materials" shall mean (i) any and all hazardous waste, toxic chemicals, materials or substances occurring in the air, water, soil or ground water at the property by reason of which the Tenant or Landlord would be subject to an injunction action and/or any damages, penalties, clean up costs or other liability under the provisions of the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT 42 U.S.C. SS. 9601 ET SEQ, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, 42 U.S.C. SS. 9601 (20D), THE RESOURCE CONSERVATION AND RECOVERY ACT (THE SOLID WASTE DISPOSAL ACT), 42 U.S.C. SS. 9601 ET SEQ, THE FEDERAL WATER POLLUTION CONTROL ACT, AS AMENDED BY THE CLEAN WATER ACT oF 1977, 33 U.S.C. SS. 1251 ET SEQ, THE CLEAN AIR ACT OF 1966, 42 U.S.C. SS. 7401 ET SEQ, AND THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. SS.2601, ET SEQ; (II) any "oil, petroleum products and their by-products" as defined by thE MARYLAnD ENVIRONMENTAL CODE ANNOTATED SS. 4-411(a)(3); as amended from time to time and regulations promulgated thereunder; (III) any "hazardous substance" as defined by the MARYLAND ENVIRONMENTAL CODE ANNOTATED, TITLE 7, SUBTITLE 2, as amended from time to time and regulations promulgated thereunder; and (iv) any substance the presence of which is prohibited or controlled by any other federal, state or local laws, regulations, statutes, or ordinances now in a force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled, stored or disposed of at or from the property. Hazardous material shall also include any other substance which by law requires special handling in its collection, storage, treatment or disposal, but not including small quantities of materials present on the property in retail containers, which would not be prohibited, regulated or controlled under applicable environmental laws.

ARTICLE XXIX.           SURRENDER OF DEMISED PREMISES.

         29.1. By taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises in good, clean and completed condition and repair subject to any punch list items, and subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Demised Premises to Landlord in its condition as of the Commencement Date, normal wear and tear, fire and casualty damage (to the extent such fire and casualty damage is covered by Landlord's insurance or is not caused by Tenant or its employees, agents or visitors) excepted. Tenant shall remove from the Demised Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to
Article VIII. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Lease Term, Landlord may remove the property and store it at Tenant's expense. If the Demised Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

ARTICLE XXX.            MISCELLANEOUS.

         30.1. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or a joint venture between parties hereof, it being understood and agreed that neither the method of computation of rental, nor any other provisions contained herein, nor the acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of gender shall include each other gender.

         30.2. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

         30.3. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

         30.4. Whenever a period of time is herein prescribed for action to be taken by either party to this Lease, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, government laws, regulations or restrictions or any other cause of any kind whatsoever which is beyond the reasonable control of such party; provided however, the provisions of this paragraph shall not operate to (1) excuse Tenant from the prompt payment of Base Rent, Additional Rent or any other monetary sums due under the Lease, nor (2) extend the term of this Lease. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord's interest in the Demised Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

         30.5. This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

         30.6. The laws of the State in which the Demised Premises is located shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

         30.7. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

         30.8. In order to induce Landlord to execute this Lease, Tenant agrees that Landlord may, at its option, at or prior to its execution of the Lease require Streamline, Inc. to guarantee the obligations of the Tenant hereunder.

         30.9. Tenant shall not record this Lease or any memorandum or other document referring to this Lease without the express written permission of Landlord. Landlord, however, may record this Lease or any related document without the consent or joinder of Tenant.

         30.10. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Demised Premises which could result in any lien or encumbrance in respect of such work and shall indemnify, defend and hold harmless Landlord against any claim, loss, cost, demand and legal or other expenses, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affect the title to the Land or building or any part thereof, and shall cause the same to be removed or bonded off within fifteen (15) days (or such additional time as Landlord may consent to in writing) after its filing, creation or assertion, whichever shall first occur, failing which Landlord may declare Tenant in default hereunder and take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord as additional rent hereunder.

         30.11. The submission of this Lease for examination does not constitute a reservation of or an option for the Demised Premises nor does it constitute an offer to lease the Demised Premises until signed by Landlord and this Lease becomes effective as a Lease only upon execution and delivery thereof by both Landlord and Tenant.

         30.12.  Time shall be of the essence for this Lease.

         30.13. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         30.14. It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of RES JUDICATA, former recovery, extinguishment, merger, election or remedies or other similar defense as a defense to said suit or suits.

ARTICLE XXXI.           STATUS AS SUBLEASE.

         31.1. It is understood that this Lease is a sublease of a portion of the Project leased to Landlord pursuant to a Lease dated August 30, 1995, between the Gaithersburg Realty Trust, as Landlord, and Landlord, as Tenant (the "Master Lease"). This Lease is fully subject and subordinate to all terms and conditions of the Master Lease, and to the rights of the Gaithersburg Realty Trust thereunder. In no event shall the Lease Term hereunder extend beyond the Expiration Date or earlier termination of the Master Lease (unless the Property is conveyed to Landlord). After termination or expiration of the Master Lease (unless the Property is conveyed to Landlord), Tenant shall promptly surrender all its interest in the Property. (The terms "Expiration Date" and "Property" shall have the respective meanings given to them in the Master Lease).

ARTICLE XXXII.  ATTACHMENTS.

         The Following Attachments are attached hereto and made a part hereof:

         ADDENDUM
         EXHIBIT A             -        DEMISING PLAN
         EXHIBIT A-1           -        1997 ESTIMATED OPERATING EXPENSES AND
                                        R/E TAXES
         EXHIBIT B             -        DESCRIPTION OF LANDLORD'S WORK
         EXHIBIT B-1           -        DESCRIPTION OF TENANT'S WORK
         EXHIBIT B-1(I)        -        PRELIMINARY OUTLINE OF CERTAIN TENANT
                                        IMPROVEMENTS
         EXHIBIT C             -        SPACE PLAN
         EXHIBIT D             -        RULES AND REGULATIONS
         EXHIBIT E             -        INTENTIONALLY DELETED
         EXHIBIT F             -        TENANT'S EXTERIOR SIGNAGE
         EXHIBIT G             -        BUILDING SURFACE LOT
         EXHIBIT H             -        SITE PLAN RELATING TO DRIVEWAY AROUND
                                        BUILDING
         EXHIBIT I             -        SITE PLAN RELATING TO LOADING DOCKS
         EXHIBIT J             -        RESTRICTED BUSINESSES CONTIGUOUS TO
                                        TENANT'S DEMISED PREMISES AND BUSINESS
                                        TENANT SHALL NOT CONDUCT.

                             SIGNATURES ON NEXT PAGE

         IN WITNESS HEREOF, the parties hereunto signed their names, as their free act and deed, on the day and year first above written do hereby acknowledge and accept this Lease agreement.

WITNESS/ATTEST:                   Landlord:

                                  MANOR CARE, INC.


/S/ JOHN R. BURTON                    By: /S/ JAMES H. REMPE       (Seal)
-----------------------------------      --------------------------
   Assistant Secretary                Name: JAMES H. REMPE
                                           ------------------------
                                      Title: SENIOR VICE PRESIDENT
                                           ------------------------
                                      Date: 8/15/97
                                           ------------------------

WITNESS/ATTEST:                       Tenant:
                                      STREAMLINE, MID-ATLANTIC, INC.


/S/ W. DEITRICH                       By: /S/ KEVIN M. SHEEHAN     (Seal)
-----------------------------------      --------------------------
                                      Name: KEVIN M. SHEEHAN
                                           ------------------------
                                      Title: PRESIDENT
                                           ------------------------
                                      Date: 6/30/97
                                           ------------------------

                                    ADDENDUM

         THIS ADDENDUM, made and entered into this 30th day of June, 1997, by and between Manor Care, Inc., a Delaware corporation ("Landlord") and Streamline, Mid-Atlantic Inc., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant wish to make certain modifications to the Lease agreement dated June 30, 1997.

         NOW, THEREFORE, in consideration of the terms, covenants and conditions of the Lease and the mutual obligations of the parties hereto, it is agreed as follows:

1.       RIGHT OF FIRST OFFERING

         In the event that Landlord leases any space contiguous to the Demised Premises containing at least 30,000 square feet after the Commencement Date of the Lease to another tenant and then such space becomes or is reasonably anticipated by Landlord to become vacant during the Term, Landlord shall notify Tenant in writing of the availability of such space. Provided that an Event of Default does not exist under this Lease, Tenant shall have the right of first offer to lease such space in its entirety ("Expansion Space"). Tenant shall have a period of ten (10) days to exercise its right of first offer by giving written notice of its acceptance of such offer to Landlord within said ten (10) day period. Tenant's failure to exercise its right of first offer within said ten
(10) day period as to the Expansion Space shall extinguish Tenant's right to of first offer with regard to such space and Landlord shall have the right to lease such space to any party or parties and upon any terms and conditions which Landlord desires, in its sole discretion.

         If Tenant exercises its Right of First Offering, Tenant shall lease the Expansion Space in its "as is" condition (with Landlord having no obligation to do any work to the Expansion Space), for the remaining balance of the Term of the Lease for the Demised Premises and Tenant shall commence paying rent for the Expansion Space the date Landlord tenders possession. The rent for the Expansion Space shall be computed at an amount equal to the then prevailing fair market rent for the Expansion Space, as a "Net Lease" hereinafter referred to as "Fair Market Rent":

                  (a) Landlord shall deliver to Tenant notice of its proposed Fair Market Rent for the Expansion Space within twenty (20) days after Landlord's receipt of Tenant's notice of its intent to exercise its right of first offering.

                  (b) In the event Tenant does not agree as to the proposed Fair Market Rent, Tenant shall engage a broker, who is a licensed real estate broker in the State of Maryland with a minimum of ten (10) years experience in commercial warehouse leasing matters in the Metropolitan Washington, D.C. area and specializing in Suburban Maryland, hereinafter referred to as "Real Estate Broker", for the purpose of determining Fair Market Rent for the Expansion Space. Tenant shall deliver to Landlord within twenty (20) days after receipt of Landlord's notice, a copy of its Real Estate Broker's determination of the Fair Market Rent. In the event Tenant does not timely deliver a copy as aforesaid, the Fair Market Rent proposed by Landlord shall be the Fair Market Rent for the first year of the Renewal Term.

                  (c) If Landlord disputes the determination of Fair Market Rent by Tenant's Real Estate Broker, then Landlord shall engage a Real Estate Broker pursuant to the selection provisions contained in SUBPARAGRAPH (B) and Landlord shall deliver to Tenant within twenty
         (20) days after receipt of Tenant's notice of such Fair Market Rent, a copy of its Real Estate Broker's determination of the Fair Market Rent for the Expansion Space. In the event Landlord does not timely deliver a copy as aforesaid, then the Fair Market Rent for the first Lease year of the Renewal Term proposed by Tenant's Real Estate Broker shall be the Fair Market Rent.

                  (d) In the event Tenant disputes Landlord's Real Estate Broker's determination of the Fair Market Rent, then the two (2) Real Estate Brokers shall select a third Real Estate Broker within twenty
         (20) days after Landlord's notice to Tenant as set forth in subparagraph (c) above and shall notify Landlord and Tenant of such selection. In the event that said two (2) Real Estate Brokers cannot agree on the selection of a third Real Estate Broker within said time period, then the President of the Washington Area Commercial Brokers Council, Inc. shall select a third Real Estate Broker within forty (40) days after Landlord's notice to Tenant as set forth in subparagraph (c) above. Each party shall bear the cost of its appointed Real Estate Broker and shall share equally the cost of the third Real Estate Broker.

                  (e) The third Real Estate Broker shall determine the Fair Market Rent for the Expansion Space and shall deliver to both Landlord and Tenant within ten (10) days after being selected a copy of said third Real Estate Broker's Fair Market Rent. The Fair Market Rent for the Renewal Term shall be the average of the two closest Real Estate Brokers' determinations. Landlord shall deliver to Tenant a final notice setting forth the Fair Market Rent as established herein no later than ten (10) days after receiving said third Real Estate Broker's Fair Market Rent.

2.       RENEWAL OPTION:

         Provided that (i) this Lease is in full force and effect and (ii) Tenant shall not then be in default, Tenant shall have the right, at Tenant's sole option, to extend the Lease for one (1) additional period of five (5) years ("Renewal Term"). All terms, covenants, conditions of this Lease, shall remain in full force and effect except as expressly modified herein. The minimum annual rent payable during Renewal Term shall be the amount determined pursuant to PARAGRAPH (1) as defined below, provided however, that in no event shall the minimum annual rent be less than the minimum annual rent being paid for the last year of the initial Lease term. Tenant must give written notice of its intent to exercise said option to Landlord not less than one hundred eighty (180) days prior to the expiration of the initial Lease term.

         1. During the first Lease year of the Renewal Term, the minimum annual rent shall be computed at an amount equal to ninety-five percent (95%) of the then prevailing fair market rent for the Demised Premises, as a "Net Lease" hereinafter referred to as "Fair Market Rent":

                  (a) Landlord shall deliver to Tenant notice of its proposed Fair Market Rent for the Demised Premises during the first Lease year of the Renewal Term within twenty (20) days after Landlord's receipt of Tenant's notice of its intent to exercise its renewal option.

                  (b) In the event Tenant does not agree as to the proposed Fair Market Rent, Tenant shall engage a broker, who is a licensed real estate broker in the State of Maryland with a minimum of ten (10) years experience in commercial warehouse leasing matters in the Metropolitan Washington, D.C. area and specializing in Suburban Maryland, hereinafter referred to as "Real Estate Broker", for the purpose of determining Fair Market. Rent for the Demised Premises. Tenant shall deliver to Landlord within twenty (20) days after receipt of Landlord's notice, a copy of its Real Estate Broker's determination of the Fair Market Rent. In the event Tenant does not timely deliver a copy as aforesaid, the Fair Market Rent proposed by Landlord shall be the Fair Market Rent for the first year of the Renewal Term.

                  (c) If Landlord disputes the determination of Fair Market Rent by Tenant's Real Estate Broker, then Landlord shall engage a Real Estate Broker pursuant to the selection provisions contained in

         SUBPARAGRAPH (b) and Landlord shall deliver to Tenant within twenty
         (20) days after receipt of Tenant's notice of such Fair Market Rent, a copy of its Real Estate Broker's determination of the Fair Market Rent for the Demised Premises. In the event Landlord does not timely deliver a copy as aforesaid, then the Fair Market Rent for the first Lease year of the Renewal Term proposed by Tenant's Real Estate Broker shall be the Fair Market Rent.

                  (d) In the event Tenant disputes Landlord's Real Estate Broker's determination of the Fair Market Rent, then the two (2) Real Estate Brokers shall select a third Real Estate Broker within twenty
         (20) days after Landlord's notice to Tenant as set forth in SUBPARAGRAPH (c) above and shall notify Landlord and Tenant of such selection. In the event that said two (2) Real Estate Brokers cannot agree on the selection of a third Real Estate Broker within said time period, then the President of the Washington Area Commercial Brokers Council, Inc, shall select a third Real Estate Broker no later than ninety (90) days prior to the expiration of the then current term. Each party shall bear the cost of its appointed Real Estate Broker and shall share equally the cost of the third Real Estate Broker.

                  (e) The third Real Estate Broker shall determine the Fair Market Rent for the Demised Premises and shall deliver to both Landlord and Tenant within then (10) days after being selected a copy of said third Real Estate Broker's Fair Market Rent. The Fair Market Rent for the Renewal Term shall be the average of the two closest Real Estate Brokers' determinations. Landlord shall deliver to Tenant a final notice setting forth the Fair Market Rent as established herein no later than two (2) months prior to the Renewal Term.

         2. At the commencement of (each anniversary of the) Renewal Term, the minimum annual rent shall be adjusted in the manner described in ARTICLE 3.1 of this Lease. There shall be no rent abatement or buildout allowance during the renewal term.

         3. Should Tenant either fail to give notice of its intent to renew or elect not to exercise its option to renew, Landlord shall be relieved of any liability created by the grant of this renewal option.


3.       LANDLORD'S REPRESENTATION AND WARRANTY.

To the actual knowledge of Landlord's General Counsel as of June 27, 1997, the Building or the Land is not currently in administrative or judicial litigation regarding any environmental condition. To the actual knowledge of

Landlord's General Counsel as of June 27, 1997, Landlord has not received any notice of violation from any governmental entity relating to the Americans with Disabilities Act.

4.       SUBDIVISION OF BUILDING AND LAND.

Tenant acknowledges that Landlord has disclosed to Tenant that the Building and Land are located on the property known as Parcel lettered "B" in the subdivision known as "QUINCE ORCHARD, NATIONAL GEOGRAPHIC SOCIETY PROPERTY" as per plat thereof recorded among the Land Records of Montgomery County, Maryland in Plat Book 81 at Plat 8364 ("Property") and that Landlord may subdivide the Property. In the event of such a subdivision, the Building and Land may have its own tax parcel identification number, separate road access, separate operating expenses from the office building located on the Property and the land associated with the Building may change. As part of the subdivision process, the land associated with the Building may contain approximately twenty (20) acres. Tenant agrees to support reasonably such a subdivision and any further subdivisions. Such support shall include, but not be limited to, promptly executing any applications, maps and development entitlements Landlord deems necessary for the subdivision, executing any easements needed for the subdivision, and participating in any required traffic mitigation programs, provided however, Landlord agrees and represents that the subdivision shall not unreasonably interfere with Tenant's business and Landlord shall not charge to the Tenant any filing fees, surveyor's fees, legal fees or other charges directly related to the subdivision.

5.       TRUCKS.

In connection with the operation of Tenant's business, Tenant indicates that it needs the right to have 18 wheel vehicles or comparable large vehicles ("Tenant's Related Trucks") access the Demised Premises from Route 28 (Darnestown Road). Landlord is concerned about Tenant's Related Trucks because of the potential for disruption to Landlord's corporate office and the harm to the driveways associated with Landlord's real property. Accordingly, during any weekly period Monday through Sunday, Tenant shall not permit more than an average of three Related Trucks per day to access Landlord's real property. In addition, because what is now the western access point from Route 28 (Darnestown
Road) is not built to accommodate vehicles like Tenant's Related Trucks, Tenant shall use reasonable effort to ensure that all of Tenant's Related Trucks enter and exit from what is now called the eastern access point from Route 28 (Darnestown Road).

6.       LEASE CONTINGENCY

         This Lease is contingent on Landlord securing the necessary governmental approvals for the construction of the proposed driveway adjacent to a portion of the Building and additional loading docks ("Loading Docks") at the Building. Attached hereto as Exhibits H and I respectively are the agreed upon site plans for the driveway and the Loading Docks. Landlord agrees to make a reasonable effort to secure such approvals at Landlord's expense. Upon securing such approvals Landlord, at its expense shall diligently perform the site work for 15 typical 25 foot straight truck type loading docks and 3 typical 18-wheel vehicle loading docks (it being the intent of the parties that the Tenant at its own expense shall construct the loading docks) and the driveway adjacent to the Building. If Landlord has not secured such approvals by November 1, 1997, then either party may terminate the Lease, by giving the other party written notice of termination by November 11, 1997. If Landlord has secured the approvals by November 1, 1997, then it shall have until March 31, 1998 to perform the site work for the loading docks and construct the driveways; provided, that as of November 1, 1997, Landlord makes available to Tenant a temporary loading dock (until Tenant's loading docks are completed which completion Tenant will pursue with best efforts) to an alternative loading dock. Such availability shall either be in the form of temporary use of the existing loading dock (if Landlord has not agreed to allow another tenant to use it) or giving the Tenant the right at Tenant's expense to create a temporary loading dock (if permitted under all applicable laws, rules and regulations) with Landlord performing the site work for such temporary loading dock (if permitted under all applicable laws, rules and regulations). If the existing loading dock is not available to Tenant by November 1, 1997 or Landlord has not substantially completed the site work for the temporary loading dock by November 1, 1997, or Tenant cannot secure any necessary governmental approvals by November 1, 1997 to build a temporary loading despite reasonable effort, or Landlord does not substantially finish the driveway or site work for the loading docks by March 31, 1998, then Tenant may terminate the Lease by giving Landlord written notice within ten days of the applicable due date.

         In addition, in the event Landlord has not secured the necessary governmental approvals within sixty (60) days after mutual execution of the Lease, Tenant shall have the right to terminate the Lease by giving Landlord written notice of termination within ten days of the applicable due date; provided however, Landlord may void Tenant's notice of termination upon written notice given within ten (10) days of receiving Tenant's notice of termination ("Landlord's Nullification Notice"). As part of Landlord's Nullification Notice, Landlord shall agree to pay any reasonable buildout expenses Tenant incurs from the date of Landlord's Nullification Notice until the date Landlord or Tenant terminates the Lease pursuant to this section 6; provided however, Landlord's agreement is conditioned upon preapproving such expenses and Tenant agrees to give Landlord a detailed itemization of such expenses in a form reasonably acceptable to Landlord. Under no circumstances shall Landlord have any responsibility to pay any portion of the expenses that arises after Landlord or Tenant terminates the Lease.

         Landlord intends initially to attempt to secure the necessary approvals for the loading docks and the driveway at the administrative level and to include in such submission permission for a new parking lot and the aforesaid driveway and loading docks. To the extent that Landlord is given approval at the administrative level for just the driveway and loading dock, Landlord agrees to accept such approval and pursue permission for the parking lot in a separate action. If the Lease is terminated because of the failure of the above Lease contingency, Landlord shall return Tenant's Security Deposit.

7.       LEASE RESTRICTION

         Landlord agrees that absent Tenant's consent, Landlord will not lease space that is contiguous to the Demised Premises to any tenant that will use a majority of their space for any of the businesses outlined in Exhibit J. To the extent that any contiguous tenant so uses their space (notwithstanding the lease restriction), Landlord agrees to use reasonable effort to enforce such lease restriction. In addition, Landlord agrees that it will use reasonable effort to enforce against any tenant of the Building the Rules and Regulations outlined in Exhibit D pertaining to environmental matters.

         IN WITNESS HEREOF, the parties hereunto signed their names, as their free act and deed, on the day and year first above. written do hereby acknowledge and accept this Lease agreement.

WITNESS/ATTEST:                      Landlord:

                                     Manor Care, Inc.


/S/ JOHN R. BURTON                   By:  /S/ JAMES H. REMPE   (Seal)
-------------------------                 ------------------
   Assistant Secretary                      James H. Rempe
                                            Senior Vice President

                                     Date: 8/15/97
                                          --------

WITNESS/ATTEST:                      Tenant:
                                     Streamline, Mid-Atlantic, Inc.


/S/ W. DEITRICH                        By: /S/ KEVIN M. SHEEHAN (Seal)
---------------------                     ---------------------
                                       Name: KEVIN M. SHEEHAN
                                            -------------------
                                       Title:   PRESIDENT
                                            -------------------
                                       Date:    6/30/97
                                            -------------------

                               EXPANSION ADDENDUM

THIS EXPANSION ADDENDUM ("Expansion Addendum"), made and entered into as of the dates below written and dated for reference purposes as Marsh 24, 1999, by and among Manor Care, Inc. ("Landlord"), Streamline Mid-Atlantic, Inc., a Delaware corporation ("Tenant" and REII - Gaithersburg, Maryland, L.L.C., a Delaware limited liability company ("REII - Gaithersburg") for the building known as Lakelands Technology Centre, 11531-11539 Darnestown Road, Gaithersburg, Maryland ("Building").

WHEREAS, Landlord and Tenant wish to make certain modifications to that certain lease agreement dated June 30, 1997 and that certain rider to lease dated August 18, 1997 by and between Landlord and Tenant (referred to collectively in the singular as "Lease"); and

WHEREAS, REII-Gaithersburg wishes to join in the execution of this Expansion Addendum to evidence its consent thereto as the contract purchaser of the Building and Property (as hereinafter defined).

NOW, THEREFORE, in consideration of the terms, covenants and conditions of the Lease and the mutual obligations of the parties hereto, it is agreed as follows:

1. Landlord's Closing On The Purchase Of The Building: Tenant acknowledges that it has been advised that Landlord and REII - Gaithersburg have entered into a Purchase Contract, as amended, (the "Contract") for the purchase and sale of certain real property and improvements thereon, including the Building, located in Gaithersburg, Maryland (hereinafter collectively referred to as the "Property"). On the occurrence of the closing of the sale of the Property contemplated by the Contract, REII - Gaithersburg shall succeed to the interests of and become the Landlord under the Lease and this Expansion Addendum.

2. Expansion Space: The size of the premises to be leased by Tenant shall be increased as indicated on the attached Exhibit A, Demising Plan ("Expansion Space"), attached hereto and made a part hereof. The Expansion Space and the Demised Premises as defined in Article I, Paragraph (h) of the Lease are collectively referred to as the "New Demised Premises." For all purposes under the Lease and this Expansion Addendum, the parties agree as follows: (I) the size of the Expansion Space is 37,100 rentable square feet, (ii) the size of the Demised Premises as described in the Lease is 56,400 rentable square feet and (iii) the size of the New Demised Premises is 93,500 rentable square feet.

3. Tenant's Proportionate Share: Tenant's Proportionate Share of the Building for the Expansion Space is 18.19% based upon a 204,000 square foot Building.

4. Lease Commencement Date: The Lease Commencement Date for the Expansion Space ("Expansion Commencement Date") shall be the date this Expansion Addendum has been fully executed by all parties.

5. Rent Commencement Date: The Rent Commencement Date for the Expansion Space shall be the earlier of 120 days from the Expansion Commencement Date or 14 days following the occupancy of the Expansion Space. Following the Rent Commencement Date, Landlord shall provide written notice to Tenant of the date that is deemed the Rent Commencement Date and Tenant shall counter-initial said written notice.

6. Expansion Space Annual Base Rent: The initial Annual Base Rent for the Expansion Space shall be $259,700.00, which rent shall be in addition to the Annual Base Rent due under Article I., Paragraph (m) of the Lease.

7. Expansion Space Base Rent Schedule: The Annual Base Rent schedule for the Expansion Space shall be as follows:

         Year                   Annual Payment                 Monthly Payment
           1                     $259,700.00                      $21,641.67
           2                     $267,491.00                      $22,290.92
           3                     $275,515.73                      $22,959.64
           4                     $283,781.20                      $23,648.43
           5                     $292,294.64                      $24,357.89
           6                     $301,063.48                      $25,088.62
           7                     $310,095.38                      $25,841.28
           8                     $319,398.24                      $26,616.52
           9                     $328,980.19                      $27,415.02
          10                     $338,849.60                      $28,237.47

8. Lease Term: The Lease Term for the Expansion Space shall be 10 years from the Rent Commencement Date.

9. Replacement of Certain Exhibits: Exhibit B-2 (attached and labeled "New Preliminary Outline of Certain Tenant Improvements") will replace Exhibit B-1i of the Lease and Exhibit C-1 (labeled "New Revised Space Plan") will replace Exhibit C of the Lease.

10. Security Deposits: Tenant shall deposit with the Landlord the first month's base rent ("Rent Deposit") of $21,641.67 to be applied to the first month's Expansion Space base rent. Tenant shall increase the cash portion of the Security Deposit as provided in Article I., Paragraph (p) of the Lease by $21,641.67 ("Additional Deposit") to a total of $52,191.67. The Rent Deposit and the Additional Deposit shall both be due within 10 days of the date of execution of this Expansion Addendum.

11. Letter of Credit: Not later than April 30, 1999, Tenant shall increase the Letter of Credit as provided in Article IV, Paragraph 4.1 of the Lease by an additional $34,000.00 to $200,000.00. The last sentence of the second paragraph of Article IV, Paragraph 4.1 (which commences with the word "Notwithstanding") shall be deleted and in its place the following shall be substituted: "Notwithstanding anything to the contrary herein contained, if Tenant shall not then be in default under the Lease or any other lease or agreement by and between Landlord and Tenant and provided further that Landlord has not drawn upon the Letter of

      Credit, then upon 'substantial completion' of Tenant's Work described in Exhibit B-2 ("New Preliminary Outline of Certain Tenant Improvements) and Exhibit C-I, New Revised Space Plan together with proof reasonably satisfactory to Landlord that Tenant has incurred building improvement costs and paid in full no less than $1,000,000 (exclusive of any leased equipment) for Tenant's Work, the Letter of Credit shall be returned to Tenant. In determining 'substantial completion' for purposes hereof, Landlord shall act with commercial reasonableness and neither unreasonably withhold, delay or condition the return of the Letter of Credit."

12. Racking: Tenant shall have the right to remove all or a portion of the racking ("Racking") within the Expansion Space and receive any salvage value therefrom. Subject to Paragraph 18 hereof, all costs for removing the Racking shall be divided equally between Landlord and Tenant, such costs shall be calculated after deducting any payments or compensation received by Tenant for the salvage value. The Racking removal shall be competitively bid by Tenant and the contract terms and price approved by Landlord and REII-Gaithersburg prior to the removal of any Racking. Landlord shall reimburse Tenant for 50% of the approved price for the removal of the Racking, the later of 30 days after Landlord and REII - Gaithersburg close on the purchase of the Property or 30 days after receipt by Landlord of reasonable evidence that the contractor has been paid by Tenant for such removal.

13. Tenant Improvements: Tenant has agreed to lease the Expansion Space in "AS IS" condition. Tenant's improvements depicted on Exhibit C-I shall be performed by Tenant and/or its contractors, subject to the approvals of Landlord and REII-Gaithersburg, such approvals, not to be unreasonably withheld, delayed, conditioned or denied. Tenant shall have the right to construct a mezzanine within the New Demised Premises so long as the size of the mezzanine does not exceed Tenant's Proportionate Share of the total allocation of mezzanine available to the Building as dictated by the appropriate regulatory authorities. Subject to Paragraph 18 hereof, Landlord shall reimburse Tenant for 50% of the cost of the demising wall depicted on Exhibit C-I, which reimbursement shall be made the later of 30 days after Landlord and REII-Gaithersburg close on the purchase of the Property or 30 days after substantial completion thereof and receipt of evidence that payment has been made to Tenant's contractor. The demising wall shall be constructed in a good and workmanlike manner at a cost approved by Landlord and REII-Gaithersburg, comply with all applicable law, regulations, and building codes and be competitively bid by Tenant to at least three appropriately licensed contractors reasonably acceptable to Landlord and REII-Gaithersburg, such approvals by Landlord and REII-Gaithersburg not to be unreasonably withheld, delayed, conditioned or denied. Tenant shall not be entitled to any additional parking spaces as a result of the construction of the mezzanine.

14. Electric Power: Upon a subdivision of the Property resulting in the creation of a separate tax parcel for Lakelands Technology Center, Landlord shall promptly submit and diligently pursue with commercial reasonableness an application with PEPCO to run new direct feed electrical power to the Building. Following said subdivision and the installation by PEPCO of new electrical service to the Building, Tenant shall be given the right to utilize up to an additional 1300 AMPS/48O volts of power from the new power source to the Building, resulting in a total cumulative electrical power allocation under the Lease and this Expansion

      Addendum of 2500 AMPS/480 volts. The cost of bringing such new service to the Building shall not be at Tenant's expense. Landlord, at its expense, may require the New Demised Premises to be submetered. In the event that the Property is subdivided and the Building receives separate power, Tenant shall be responsible for the cost of bringing power to the New Demised Premises from the supply location within the Building. All work performed by or on behalf of Tenant to the electrical systems within the Building shall be subject to the approvals of Landlord and REII-Gaithersburg, such approvals, not to be unreasonably withheld, delayed, conditioned or denied. Notwithstanding anything herein or elsewhere to the contrary, in the event that PEPCO is unable to provide the additional power source to the Building by the Rent Commencement Date set forth in Section 5 of this Expansion Addendum and the existing power at the Building is insufficient for Tenant to conduct its business, then Tenant may, at its option, obtain in a commercially reasonable manner alternate power supply from a standby generator or other similar equipment. In such event, all out-of-pocket costs, fees and expenses of Tenant in obtaining such alternate power source may be set-off and deducted from any monetary obligation otherwise due and payable to Landlord under this Expansion Addendum (whether the same may be Monthly Rental Installments, Operating Expenses or any other payment whatsoever), plus 7% simple interest accruing from the date Tenant shall have advanced said payments.

15. Trucks and Trash Dumpsters: Landlord agrees that Tenant may increase from 3 per day to 5 per day, Tenant's right to be serviced by eighteen wheel trucks or comparable large vehicles. Tenant shall locate all of its truck parking (before and after hours) and trash dumpsters along the north side of the Building, namely, that area where Tenant will be installing loading docks as indicated on the attached Exhibit A or inside the covered trucking station contained within the Expansion Space. In the event Tenant requires additional parking for its trucks, Landlord shall make reasonable efforts to accommodate Tenant so long as such accommodations do not incur an additional expense to the Landlord or material inconvenience to other tenants within the Building. Tenant shall not at any time obstruct vehicular access to any existing or future parking areas at the Building.

16. Parking Expansion: Upon completion of the Parking Expansion, as hereinafter defined, Tenant's allocable share of parking spaces shall be increased to 105 spaces, none of which shall reduce the "Truck Parking Area" to be denoted as defined by the parties on the Parking Expansion Exhibit. Notwithstanding the terms of Article XXV of the Lease, Landlord, at its expense, shall expand the parking area as hereinafter provided as soon as practicable following the closing on the purchase of the Property by REII-Gaithersburg, but in no event later than October 1, 1999 ("Parking Expansion"). The Landlord anticipates the Parking Expansion shall be constructed substantially in accordance with the March 6, 1998 Schematic Site Plan--Phase III prepared by Macris, Hendricks, and Glascock, P.A., attached as the "Parking Expansion Exhibit" hereto. In the event the City of Gaithersburg, Maryland, shall condition issuance of a certificate of use and occupancy for the New Demised Premises (or any part thereof) upon completion of the Parking Expansion, Landlord shall seek and pursue with commercially-reasonable diligence and in good faith upon such terms, conditions and provisions as may be satisfactory to both Landlord and Tenant, an amendment to existing or pending site plans, the waiver of the parking requirements by the City of Gaithersburg, otherwise required, until completion of the Parking Expansion.

17. Other Lease Provisions Unaffected: All other terms and conditions contained within the Lease shall remain in full force and effect except as otherwise modified by this Expansion Addendum. Capitalized terms not otherwise defined in this Expansion Agreement shall have the definitions given to such terms in the Lease. In the event the New Demised Premises decrease in size due to the expiration of the Lease with respect to the original Demised Premises, all terms and conditions of the Lease shall continue to remain in full force and effect with respect to the Expansion Space with the appropriate sections in the Lease prorated to account for the reduction of the size.

18.   Failure of Closing on Purchase of the Property by REII - Gaithersburg:
      Landlord and Tenant have agreed the obligations of Landlord under Paragraph 12 (Racking), Paragraph 13 (Tenant Improvements), Paragraph 16 (Parking Expansion) and the approval and consent rights of REII-Gaithersburg set forth elsewhere in this Expansion Addendum have been specifically negotiated by Landlord anticipating that REII - Gaithersburg will close on the purchase of the Property. Therefore, should REII-Gaithersburg fail to so close and notwithstanding any other provision herein or in the Lease (regarding setoffs and deductions) to the contrary, all approval and consent rights of REII-Gaithersburg shall terminate and the obligations of Landlord pursuant to Paragraphs 12, 13 and 16 shall be modified as follows:

      A. The obligations of Landlord pursuant to Paragraphs 12 and 13 to timely reimburse Tenant shall be excused only if Landlord has and continues to diligently and actively market the sale of the Property, and, in consideration therefor, Tenant may at any time following October 1, 1999, setoff and deduct any monetary obligation otherwise due and payable to Landlord under this Expansion Addendum (whether the same may be Monthly Rental Installments, Operating Expenses or any other payment whatsoever) the amount that Landlord would otherwise be obligated to reimburse Tenant, plus 7% simple interest accruing from the date Tenant shall have advanced said payments.

      B. The obligations of Landlord pursuant to Paragraph 16 to design, develop and construct the Parking Expansion area shall be excused until April 1, 2000 (time being of the essence) only if Landlord has and continues to diligently and actively market the sale of the Property, whereupon from and after said date, Tenant shall be permitted to engage in the development and construction of the Parking Expansion, subject to Landlord's approval, said approval not to be unreasonably withheld, delayed, conditioned or denied. Reimbursement shall be due to Tenant for all its costs, fees and expenses in exercise of its rights under this Paragraph within 30 days of completion of the Parking Expansion area and submission of evidence that payment has been made therefor and provided that lien waivers are produced to Landlord. Notwithstanding the foregoing, while Tenant shall have the right to undertake such development and construction, it shall be under no obligation to do so. In the event Landlord shall fail to timely reimburse Tenant, Tenant's sole and exclusive remedy shall be to setoff and deduct any monetary obligation otherwise due and payable to Landlord under this Expansion Addendum (whether the same may be Monthly Rental Installments, Operating Expenses or any other payment whatsoever) the amount that Landlord would otherwise be obligated to reimburse Tenant, plus 7% simple interest on any outstanding unreimbursed amount (after taking into account all set-offs) accruing from the date that Landlord was obligated to reimburse Tenant.

19. Brokers Fees. Each party hereto hereby represents and warrants to the other parties that except as expressly provided for below, it has not engaged the services of any agent, broker or other similar party in connection with this transaction. Each party hereby agrees to indemnify and hold the other parties harmless from the claims of any agent, broker or other similar party claiming by, through or under the indemnifying party. REII-Gaithersburg hereby acknowledges Scheer Partners, Inc. as the leasing agent and CB Commercial Realty as the co-leasing agent with respect to this Expansion Addendum and agrees to pay such leasing and co-leasing agents such commissions as may be due in accordance with a separate agreement between REII-Gaithersburg and Scheer Partners, Inc., provided however, that, in the event that the closing of the sale of the Property as contemplated by the Contract does not occur, then the obligation to pay any leasing commissions in connection with this Expansion Addendum shall be assumed by the future purchaser of the Property and REII-Gaithersburg and Landlord shall be relieved of any and all liability therefor.

20. Execution of Guaranty by Streamline, Inc.: By its signature below, Streamline, Inc., the parent entity of the Tenant, agrees to execute, contemporaneously with the execution of this Expansion Addendum, a lease guaranty of all of Tenant's obligations under the Lease (as amended) and this Expansion Addendum, on a form of lease guaranty attached hereto as Exhibit A.

IN WITNESS HEREOF, the parties hereunto signed their names, as their free act and deed, on the day and year below written and do hereby acknowledge and accept this Lease agreement.

                                  Landlord:        Manor Care, Inc., a Delaware
                                                   corporation


                                  By: /s/ Paul G. [ILLEGIBLE], VP
                                      ------------------------------------------
                                  Dated: 4/8/99
                                         ---------------------------------------
Attest:

Its: /s/ Marilyn J. Burke
---------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                  Tenant: Streamline Mid-Atlantic, Inc., a Delaware corporation



                                  By: /s/ Timothy A. DeMello
                                      ------------------------------------------
                                  Dated: 3/26/99
                                         ---------------------------------------
Attest:


Its: /s/ [ILLEGIBLE]
---------------------------


                                  Parent of Tenant: Streamline, Inc., a Delaware
                                                    corporation


                                  By: /s/ Timothy A. DeMello
                                      ------------------------------------------
                                  Dated: 3/26/99
                                         ---------------------------------------
Attest:


Its: /s/ [ILLEGIBLE]
---------------------------

                          JOINDER BY REII-GAITHERSBURG

REII-Gaithersburg hereby joins in the execution of this Expansion Addendum to evidence its consent thereto and agreement to be bound by the provisions of this Expansion Addendum in the event that REII-Gaithersburg and Landlord close on the acquisition of the Property.


Witness/Attest:        REII - Gaithersburg, Maryland, L.L.C., a Delaware limited
                                 liability company
------------------

                       By:   REII - Gaithersburg Managing Corp., a Delaware
                                    corporation, its managing member


                       By: /s/ Weldon Humphries
                           -----------------------------------------------------
                           Weldon Humphries, Vice President

                       Date: 4/9/99
                             ---------------------------------------------------

                                    EXHIBIT A

                      FORM OF GUARANTY BY STREAMLINE, INC.

                                    GUARANTY

      This Guaranty ("Guaranty") to and in favor of MANOR CARE, INC., a Delaware corporation, having a place of business at 11555 Darnestown Road, Gaithersburg, Maryland, 20878 or its successors or assigns ("Landlord"), is made as of March __, 1999, by and from STREAMLINE, INC., a Delaware corporation, having a place of business at 27 Dartmouth Street, Westwood, MA 02090 ("Guarantor").

                              EXPLANATORY STATEMENT

      A. Streamline Mid-Atlantic, Inc., a Delaware corporation ("Tenant"), has entered into a lease with Landlord dated August 18, 1997 and modified by a rider dated August 18, 1997 (collectively the "Original Lease") for the lease of certain demised premises located at 11531 - 11539 Darnestown Road, Gaithersburg, Maryland (the "Building") and has agreed to lease from Landlord pursuant to an expansion addendum of even date herewith (the "Expansion Addendum") additional space at the Building (the Original Lease and the Expansion Addendum as the same may, from time to time, be renewed, amended, modified, supplemented or assigned, are collectively referred to in the singular as the "Lease").

      B. Landlord is willing to enter into the Expansion Addendum with Tenant only on the condition that all of the obligations of Tenant under the Lease are guaranteed by Guarantor in accordance with the terms and conditions of this Guaranty.

      C. Guarantor expects to derive substantial benefit from the Lease as Tenant is a wholly-owned subsidiary of Guarantor.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Guarantor agrees as follows:

      1. Guarantor irrevocably guarantees: (a) the due and punctual payment in full of any and all amounts due and owing by Tenant to Landlord under the Lease after the expiration of any applicable grace periods or notice requirements, if any, afforded to Tenant pursuant to the terms of the Lease; including interest and default interest; (b) the due and punctual performance of Tenant's other obligations under the Lease; (c) all reasonable expenses, including attorneys' fees, incurred by Landlord in enforcing the Lease or this Guaranty; and (d) any of the foregoing that would have accrued but for the commencement of, or any rulings or determinations made pursuant to, a bankruptcy, insolvency, or similar proceeding (collectively, the "Guaranteed Obligations"). The Guaranteed Obligations shall be determined without regard to any modification or reduction that may occur pursuant to any bankruptcy, insolvency, or similar proceeding including, without limitation, any reduction or limitation thereof that may occur under Section 502(b)(6) of the United States Bankruptcy Code, or any similar or successor statute.

      2. Guarantor's liability under this Guaranty shall be primary and not secondary, shall constitute a guarantee of payment and not of collection, shall be absolute and unconditional and shall be and remain in full force and effect as the separate and independent undertaking of Guarantor without regard to the genuineness, validity or enforceability of the Lease, unless any such failure of the genuineness or validity of the Lease is the result of Landlord's not being authorized to enter into the Lease. The Guaranteed Obligations shall not be subject to offset, deduction, reduction, counterclaim, or defense of any kind, including without limitation on account of any offset, deduction, reduction, counterclaim, or defense arising or purportedly arising under the Lease or from the landlord-tenant relationship thereunder. Without notice to, or consent by, Guarantor, and in Landlord's sole and absolute discretion and without prejudice to Landlord or in any way limiting or reducing Guarantor's liability under this Guaranty, Landlord may: (a) grant extensions of time, renewals or other indulgences or modifications to Tenant; (b) change, amend or modify the Lease; and (c) file or refrain from filing a claim in any bankruptcy or similar proceeding, and otherwise deal with Tenant and any other party related to the Lease.

      3. This Guaranty is a continuing guarantee and shall remain in full force and effect until the Guaranteed Obligations are fully completely and indefeasibly, paid, performed and/or discharged.

      4. Guarantor shall be subrogated to all rights of Landlord in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that Guarantor shall be entitled to enforce, or to receive any payments arising out of or based on, such right of subrogation only after the Guaranteed Obligations have been indefeasibly paid in full and fully performed, and only in the event that such right of subrogation does not violate (or otherwise produce any result adverse to Landlord under) any bankruptcy or insolvency law.

      5. (a) This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time any payment made to Landlord by Guarantor hereunder or by Tenant under the Lease is rescinded or must otherwise be returned by Landlord as a result of the insolvency, bankruptcy, or reorganization by Guarantor or Tenant, all as though such payment had not been made.

            (b) Guarantor waives any right to require Landlord to exercise any or all of its rights and remedies against Tenant or pursue any other right or remedy for Guarantor's benefit.

            (c) Guarantor waives diligence and all demands (other than demands, if any, required herein), protests, presentments and notices of every kind or nature, including notices of protest, dishonor, nonpayment, acceptance of this Guaranty and the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations. No failure or delay on Landlord's part in exercising any power, right or privilege under this Guaranty shall impair or waive any such power, right or privilege. Guarantor irrevocably waives any right to trial by jury in any action, proceeding, counterclaim or other litigation arising out of or relating to this Guaranty.

            (d) Landlord may enforce this Guaranty against Guarantor either before, after, in conjunction with, or independently of Landlord's assertion against Tenant of any remedies available under the Lease or at law.

            (e) Guarantor's liability under this Guaranty shall not be limited, restricted, diminished, or reduced in any manner by the occurrence of any of the following: (a) Tenant's departure from the Premises (as such term is defined in the Lease); (b) Landlord's obtaining a monetary judgment against Tenant, except to the extent that such judgment has actually been paid and such payment(s) are (or should be in accordance with the terms of such judgment) credited against the Guaranteed Obligations; or (c) the termination or modification of any affiliation between Landlord and Tenant.

      6. Guarantor represents and warrants that it is a corporation duly organized and validly existing under the laws of its state of incorporation and that it has full power and legal right to execute and deliver this Guaranty and the same is enforceable against Guarantor in accordance with its terms.

      7. All notices shall be in writing and deemed effective for all purposes as of the date such communication is mailed, postage prepaid, by certified mail, return receipt requested, to be delivered as follows: Streamline, Inc., 27 Dartmouth Street, Westwood, MA 02090, attention: Comptroller.

      8. No right, benefit, or obligation of Guarantor under this Guaranty may be assigned without the prior written consent of Landlord.

      9. If Landlord executes and delivers any mortgage, deed of trust, indemnity deed of trust, or other real property security instrument affecting Landlord's estate in the Premises (a "Mortgage" (and the holder or beneficiary of such Mortgage, a "Mortgagee")), then from and after such time as Guarantor has received notice thereof and continuing until either (a) the Mortgage has been discharged, released or satisfied of record, or (b) a Foreclosure Event (as such term is defined in the Lease) has occurred and all Guaranteed Obligations have been fully paid and performed: (1) any assignment by Landlord of the Lease to Mortgagee (whether contained in the Mortgage or in a separate instrument) shall be deemed, without further action, to include an assignment of this Guaranty to Mortgagee or, from and after a Foreclosure Event, to Landlord's successor-in-interest pursuant to such Foreclosure Event; (2) this Guaranty may not be amended, modified, or waived, in whole or in part, without Mortgagee's prior written consent; and (3) from and after any Foreclosure Event, if either or both (x) the Lease remains in effect and/or (y) Tenant remains in possession of the Premises, then this Guaranty shall continue to apply to the Guaranteed Obligations for the benefit of Landlord's successor-in-interest pursuant to such Foreclosure Event. The foregoing shall not limit the effectiveness of any other waivers provided for in this Guaranty.

      10. The invalidity of any clause of this Guaranty shall not affect the validity of the remaining clauses.

      11. This Guaranty constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

      12. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of Maryland.

      13. This Guaranty shall apply to and bind successors and assigns of the parties. Guarantor acknowledges that it has been advised that Landlord and REII-Gaithersburg, Maryland, L.L.C., a Delaware limited liability company ("REII-Gaithersburg") have entered into a purchase contract, as amended for the purchase and sale of certain real property and improvements thereon, including the Building. Without in any way limiting the generality of the foregoing, upon the sale of the Building to REII-Gaithersburg, or any other party, the terms, conditions and provisions of this Guaranty shall inure to the benefit of and the obligations of Guarantor shall be binding upon such successor landlord without the requirement of any notice to Guarantor.

      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the day and year first above written.


GUARANTOR:
Streamline, Inc.
a Delaware corporation


By: /s/ Timothy A. DeMello
    --------------------------
Name: Timothy A. DeMello
Title: Chairman / CEO


ATTEST:


/s/ [ILLEGIBLE]
------------------------------
Secretary/Assistant Secretary